                                                 Exhibit 99.2

Item 8.	Financial Statements and Supplemental Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Evercore Inc.
New York, New York

We have audited the accompanying consolidated statements of financial condition of Evercore Inc. (formerly known as Evercore Partners Inc.) and subsidiaries (the "Company") as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Evercore Inc. and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2 and 3 to the consolidated financial statements, on January 1, 2017, the Company adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which provides amendments to ASC No. 718, Compensation - Stock Compensation, and retrospectively adjusted the Consolidated Statements of Cash Flows for all periods presented in the consolidated financial statements for the change. We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of December 31, 2016, based on the criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 24, 2017 expressed an unqualified opinion on the Company's internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 24, 2017
(November 2, 2017 as to the effects of the retrospective adoption of ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, described in Notes 2 and 3)

EVERCORE INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share data)

	December 31,
	2016	2015
Assets
Current Assets
Cash and Cash Equivalents	$558,524	$448,764
Marketable Securities	66,487	43,787
Financial Instruments Owned and Pledged as Collateral at Fair Value	18,535	41,742
Securities Purchased Under Agreements to Resell	12,585	2,191
Accounts Receivable (net of allowances of $2,751 and $1,313 at December 31, 2016 and 2015, respectively)	230,522	175,497
Receivable from Employees and Related Parties	15,034	21,189
Other Current Assets	23,946	16,294
Total Current Assets	925,633	749,464
Investments	116,633	126,651
Deferred Tax Assets	305,424	298,115
Furniture, Equipment and Leasehold Improvements (net of accumulated depreciation and amortization of $53,668 and $42,656 at December 31, 2016 and 2015, respectively)	51,651	47,980
Goodwill	160,961	166,461
Intangible Assets (net of accumulated amortization of $24,690 and $21,754 at December 31, 2016 and 2015, respectively)	29,370	41,010
Assets Segregated for Bank Regulatory Requirements	10,200	10,200
Other Assets	62,474	39,290
Total Assets	$1,662,346	$1,479,171
Liabilities and Equity
Current Liabilities
Accrued Compensation and Benefits	$334,541	$263,862
Accounts Payable and Accrued Expenses	30,723	43,878
Securities Sold Under Agreements to Repurchase	31,150	44,000
Payable to Employees and Related Parties	27,366	28,392
Taxes Payable	27,321	20,886
Other Current Liabilities	12,320	7,031
Total Current Liabilities	463,421	408,049
Notes Payable	168,097	119,250
Subordinated Borrowings	16,550	22,550
Amounts Due Pursuant to Tax Receivable Agreements	174,109	186,036
Other Long-term Liabilities	56,838	36,070
Total Liabilities	879,015	771,955
Commitments and Contingencies (Note 18)
Equity
Evercore Inc. Stockholders' Equity
Common Stock
Class A, par value $0.01 per share (1,000,000,000 shares authorized, 58,292,567 and 55,249,559 issued at December 31, 2016 and 2015, respectively, and 39,190,856 and 39,623,271 outstanding at December 31, 2016 and 2015, respectively)	582	552
Class B, par value $0.01 per share (1,000,000 shares authorized, 24 and 25 issued and outstanding at December 31, 2016 and 2015, respectively)	—	—
Additional Paid-In-Capital	1,368,122	1,210,742
Accumulated Other Comprehensive Income (Loss)	(50,096)	(34,539)
Retained Earnings (Deficit)	20,343	(27,791)
Treasury Stock at Cost (19,101,711 and 15,626,288 shares at December 31, 2016 and 2015, respectively)	(811,653)	(644,412)
Total Evercore Inc. Stockholders' Equity	527,298	504,552
Noncontrolling Interest	256,033	202,664
Total Equity	783,331	707,216
Total Liabilities and Equity	$1,662,346	$1,479,171
See Notes to Consolidated Financial Statements.

EVERCORE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars and share amounts in thousands, except per share data)

	For the Years Ended December 31,
	2016	2015	2014
Revenues
Investment Banking Revenue	$1,364,098	$1,133,860	$821,359
Investment Management Revenue	75,807	95,129	98,751
Other Revenue, Including Interest	16,885	11,259	11,292
Total Revenues	1,456,790	1,240,248	931,402
Interest Expense	16,738	16,975	15,544
Net Revenues	1,440,052	1,223,273	915,858
Expenses
Employee Compensation and Benefits	900,590	788,175	549,516
Occupancy and Equipment Rental	45,304	47,703	41,202
Professional Fees	57,667	50,817	45,429
Travel and Related Expenses	57,465	55,388	40,015
Communications and Information Services	40,277	36,372	18,818
Depreciation and Amortization	24,800	27,927	16,263
Special Charges	8,100	41,144	4,893
Acquisition and Transition Costs	99	4,890	5,828
Other Operating Expenses	44,576	42,187	22,947
Total Expenses	1,178,878	1,094,603	744,911
Income Before Income from Equity Method Investments and Income Taxes	261,174	128,670	170,947
Income from Equity Method Investments	6,641	6,050	5,180
Income Before Income Taxes	267,815	134,720	176,127
Provision for Income Taxes	119,303	77,030	68,756
Net Income	148,512	57,690	107,371
Net Income Attributable to Noncontrolling Interest	40,984	14,827	20,497
Net Income Attributable to Evercore Inc.	$107,528	$42,863	$86,874
Net Income Attributable to Evercore Inc. Common Shareholders	$107,528	$42,863	$86,874
Weighted Average Shares of Class A Common Stock Outstanding
Basic	39,220	37,161	35,827
Diluted	44,193	43,699	41,843
Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.74	$1.15	$2.42
Diluted	$2.43	$0.98	$2.08

Dividends Declared per Share of Class A Common Stock	$1.27	$1.15	$1.03
See Notes to Consolidated Financial Statements.

EVERCORE INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)

	For the Years Ended December 31,
	2016	2015	2014
Net Income	$148,512	$57,690	$107,371
Other Comprehensive Income (Loss), net of tax:
Unrealized Gain (Loss) on Marketable Securities and Investments, net	(1,763)	(1,751)	(2,668)
Foreign Currency Translation Adjustment Gain (Loss), net	(17,531)	(16,287)	(9,543)
Other Comprehensive Income (Loss)	(19,294)	(18,038)	(12,211)
Comprehensive Income	129,218	39,652	95,160
Comprehensive Income Attributable to Noncontrolling Interest	37,247	10,941	17,889
Comprehensive Income Attributable to Evercore Inc.	$91,971	$28,711	$77,271

See Notes to Consolidated Financial Statements.

EVERCORE INC.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(dollars in thousands, except share data)

				Accumulated
			Additional	Other	Retained
	Class A Common Stock		Paid-In	Comprehensive	Earnings	Treasury Stock		Noncontrolling	Total
	Shares	Dollars	Capital	Income (Loss)	(Deficit)	Shares	Dollars	Interest	Equity
Balance at December 31, 2013	40,772,434	$408	$799,233	$(10,784)	$(59,896)	(7,702,900)	$(226,380)	$60,577	$563,158
Net Income	—	—	—	—	86,874	—	—	20,497	107,371
Other Comprehensive Income (Loss)	—	—	—	(9,603)	—	—	—	(2,608)	(12,211)
Treasury Stock Purchases, net	—	—	—	—	—	(2,706,666)	(142,850)	—	(142,850)
Evercore LP Units Purchased or Converted into Class A Common Stock	1,421,493	14	17,235	—	—	—	—	(11,686)	5,563
Equity-based Compensation Awards	4,220,313	42	133,354	—	—	—	—	3,593	136,989
Shares Issued as Consideration for Acquisitions and Investments	—	—	11,073	—	—	131,243	4,245	72,344	87,662
Dividends and Equivalents	—	—	6,038	—	(44,792)	—	—	—	(38,754)
Noncontrolling Interest (Note 15)	—	—	(16,786)	—	—	119,207	3,856	18,235	5,305
Balance at December 31, 2014	46,414,240	464	950,147	(20,387)	(17,814)	(10,159,116)	(361,129)	160,952	712,233
Net Income	—	—	—	—	42,863	—	—	14,827	57,690
Other Comprehensive Income (Loss)	—	—	—	(14,152)	—	—	—	(3,886)	(18,038)
Treasury Stock Purchases, net	—	—	—	—	—	(5,467,172)	(283,283)	—	(283,283)
Evercore LP Units Purchased or Converted into Class A Common Stock	585,723	6	11,046	—	—	—	—	(12,012)	(960)
Equity-based Compensation Awards	2,795,051	28	123,357	—	—	—	—	82,734	206,119
Dividends and Equivalents	—	—	6,514	—	(52,840)	—	—	—	(46,326)
Noncontrolling Interest (Note 15)	—	—	1,331	—	—	—	—	(39,951)	(38,620)
Exercise of Warrants	5,454,545	54	118,347	—	—	—	—	—	118,401
Balance at December 31, 2015	55,249,559	552	1,210,742	(34,539)	(27,791)	(15,626,288)	(644,412)	202,664	707,216
Net Income	—	—	—	—	107,528	—	—	40,984	148,512
Other Comprehensive Income (Loss)	—	—	—	(15,557)	—	—	—	(3,737)	(19,294)
Treasury Stock Purchases, net	—	—	—	—	—	(3,475,423)	(167,241)	—	(167,241)
Evercore LP Units Purchased or Converted into Class A Common Stock	532,175	5	23,095	—	—	—	—	(16,480)	6,620
Equity-based Compensation Awards	2,510,833	25	127,706	—	—	—	—	81,392	209,123
Dividends and Equivalents	—	—	7,836	—	(59,394)	—	—	—	(51,558)
Noncontrolling Interest (Note 15)	—	—	(1,257)	—	—	—	—	(48,790)	(50,047)
Balance at December 31, 2016	58,292,567	$582	$1,368,122	$(50,096)	$20,343	(19,101,711)	$(811,653)	$256,033	$783,331

See Notes to Consolidated Financial Statements.

EVERCORE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	For the Years Ended December 31,
	2016	2015	2014
Cash Flows From Operating Activities
Net Income	$148,512	$57,690	$107,371
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net (Gains) Losses on Investments, Marketable Securities and Contingent Consideration	1,124	5,517	(2,505)
Equity Method Investments	2,602	2,818	4,476
Equity-Based and Other Deferred Compensation	258,295	207,533	111,771
Impairment of Goodwill and Equity Method Investments	8,100	28,500	—
Depreciation, Amortization and Accretion	25,223	29,636	18,773
Bad Debt Expense	2,261	1,314	1,027
Deferred Taxes	10,043	(3,627)	14,315
Decrease (Increase) in Operating Assets:
Marketable Securities	937	556	550
Financial Instruments Owned and Pledged as Collateral at Fair Value	18,249	46,018	(54,032)
Securities Purchased Under Agreements to Resell	(11,890)	4,726	10,303
Accounts Receivable	(64,522)	(46,442)	(51,166)
Receivable from Employees and Related Parties	5,934	(3,937)	(6,646)
Other Assets	(33,080)	(3,903)	(7,651)
(Decrease) Increase in Operating Liabilities:
Accrued Compensation and Benefits	48,258	51,732	27,251
Accounts Payable and Accrued Expenses	(10,030)	5,418	6,231
Securities Sold Under Agreements to Repurchase	(6,387)	(50,803)	43,771
Payables to Employees and Related Parties	(1,581)	8,704	(2,601)
Taxes Payable	9,097	28,670	32,612
Other Liabilities	10,424	(2,449)	(2,616)
Net Cash Provided by Operating Activities	421,569	367,671	251,234
Cash Flows From Investing Activities
Investments Purchased	(2,047)	(819)	(10,944)
Distributions of Private Equity Investments	183	6,821	672
Marketable Securities:
Proceeds from Sales and Maturities	46,547	32,318	34,719
Purchases	(69,568)	(39,101)	(28,760)
Cash Paid for Acquisitions and Deconsolidation of Cash, net of Cash Acquired	(2,877)	(5,647)	42,869
(Increase) Decrease in Restricted Cash	(2,303)	—	—
Loans Receivable	—	(3,500)	—
Purchase of Furniture, Equipment and Leasehold Improvements	(18,439)	(16,189)	(13,521)
Net Cash Provided by (Used in) Investing Activities	(48,504)	(26,117)	25,035
Cash Flows From Financing Activities
Issuance of Noncontrolling Interests	885	594	2,135
Distributions to Noncontrolling Interests	(38,154)	(23,723)	(10,655)
Payments Under Tax Receivable Agreement	(12,039)	(11,045)	(9,086)
Cash Paid for Deferred and Contingent Consideration	(5,050)	—	(2,255)
Short-Term Borrowing	50,000	45,000	75,000
Repayment of Short-Term Borrowing	(50,000)	(45,000)	(75,000)
Exercise of Warrants, net	—	6,416	—
Repayment of Subordinated Borrowings	(6,000)	—	—
Payment of Notes Payable - Mizuho	(120,000)	—	—
Issuance of Notes Payable	170,000	—	—
Debt Issuance Costs	(2,084)	—	—
Purchase of Treasury Stock and Noncontrolling Interests	(173,958)	(160,733)	(156,242)
Dividends - Class A Stockholders	(51,558)	(46,132)	(38,754)
Net Cash Provided by (Used in) Financing Activities	(237,958)	(234,623)	(214,857)
Effect of Exchange Rate Changes on Cash	(25,347)	(10,327)	(7,705)
Net Increase in Cash and Cash Equivalents	109,760	96,604	53,707
Cash and Cash Equivalents-Beginning of Period	448,764	352,160	298,453
Cash and Cash Equivalents-End of Period	$558,524	$448,764	$352,160

SUPPLEMENTAL CASH FLOW DISCLOSURE
Payments for Interest	$14,074	$16,035	$13,725
Payments for Income Taxes	$106,126	$47,820	$18,283
Increase (Decrease) in Fair Value of Redeemable Noncontrolling Interest	$—	$(1,331)	$3,261
Dividend Equivalents Issued	$7,836	$6,514	$6,038
Mexico Private Equity Assets Deconsolidated	$8,302	$—	$—
Mexico Private Equity Liabilities Deconsolidated	$2,343	$—	$—
Decrease in Noncontrolling Interest from Mexico Private Equity Deconsolidation	$5,808	$—	$—
Receipt of Securities in Settlement of Accounts Receivable	$—	$1,079	$2,083
Atalanta Sosnoff Assets Deconsolidated	$—	$2,053	$—
Atalanta Sosnoff Liabilities Deconsolidated	$—	$2,074	$—
Decrease in Redeemable Noncontrolling Interest from Atalanta Sosnoff Deconsolidation	$—	$2,683	$—
Decrease in Noncontrolling Interest from Atalanta Sosnoff Deconsolidation	$—	$16,090	$—
Decrease in Goodwill from Atalanta Sosnoff Deconsolidation	$—	$27,274	$—
Decrease in Intangible Assets from Atalanta Sosnoff Deconsolidation	$—	$13,924	$—
Exchange of Notes Payable as Consideration for Exercise of Warrants	$—	$118,347	$—
Purchase of Treasury Stock in Exchange for Notes Issuance and Warrant Proceeds	$—	$123,673	$—
Settlement of Contingent Consideration	$—	$—	$7,232
Purchase of Noncontrolling Interest	$—	$—	$7,100
Reclassification from Redeemable Noncontrolling Interest to Noncontrolling Interest	$—	$—	$27,477
Shares and LP Units Issued as Consideration for Acquisitions and Investments	$—	$—	$79,576
Assets Acquired in Acquisitions	$—	$—	$106,848
Liabilities Assumed in Acquisitions	$—	$—	$64,864

See Notes to Consolidated Financial Statements.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Note 1 – Organization
Evercore Inc. (formerly known as Evercore Partners Inc.) and subsidiaries (the "Company") is an investment banking and investment management firm, incorporated in Delaware on July 21, 2005 and headquartered in New York, New York. The Company is a holding company which owns a controlling interest in Evercore LP, a Delaware limited partnership ("Evercore LP"). Subsequent to the Company's initial public offering ("IPO"), the Company became the sole general partner of Evercore LP. The Company operates from its offices and through its affiliates in North America, Europe, South America and Asia.
The Investment Banking business includes the advisory business through which the Company provides advice to clients on significant mergers, acquisitions, divestitures and other strategic corporate transactions, with a particular focus on advising prominent multinational corporations and substantial private equity firms on large, complex transactions. The Company also provides restructuring advice to companies in financial transition, as well as to creditors, shareholders and potential acquirers. In addition, the Company provides its clients with capital markets advice, underwrites securities offerings, raises funds for financial sponsors and provides advisory services focused on secondary transactions for private funds interests. The Investment Banking business also includes the Evercore ISI business through which the Company offers macroeconomic, policy and fundamental equity research and agency-based equity securities trading for institutional investors.
The Investment Management business includes the institutional asset management business through which the Company, directly and through affiliates, manages financial assets for sophisticated institutional investors and provides independent fiduciary services to corporate employee benefit plans and high net-worth individuals, the wealth management business through which the Company provides investment advisory and wealth management services for high net-worth individuals and associated entities, and the private equity business which holds interests in entities that manage private equity funds.
Note 2 – Significant Accounting Policies
Basis of Presentation – The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP").
The consolidated financial statements of the Company are comprised of the consolidation of Evercore LP and Evercore LP's wholly-owned and majority-owned direct and indirect subsidiaries, including Evercore Group L.L.C. ("EGL"), a registered broker-dealer in the U.S. The Company's policy is to consolidate all subsidiaries in which it has a controlling financial interest, as well as any variable interest entities ("VIEs") where the Company is deemed to be the primary beneficiary, when it has the power to make the decisions that most significantly affect the economic performance of the VIE and has the obligation to absorb significant losses or the right to receive benefits that could potentially be significant to the VIE. The Company reviews factors, including the rights of the equity holders and obligations of equity holders to absorb losses or receive expected residual returns, to determine if the investment is a VIE. In evaluating whether the Company is the primary beneficiary, the Company evaluates its economic interests in the entity held either directly or indirectly by the Company. The consolidation analysis is generally performed qualitatively. This analysis, which requires judgment, is performed at each reporting date.
In February 2015, Accounting Standards Update ("ASU") No. 2015-02, "Amendments to the Consolidation Analysis," ("ASU 2015-02") was issued. This ASU eliminates the deferral of ASU No. 2010-10, "Amendments for Certain Investment Funds," which allows reporting entities with interests in certain investment funds to follow the consolidation guidance in Accounting Standards Codification ("ASC") No. 810, "Consolidation," ("ASC 810") and makes other changes to the variable interest model and the voting model. ASU 2015-02 modifies the evaluation performed by reporting entities on limited partnerships and similar entities and also impacts the evaluation performed by reporting entities on VIE determination, and determination of the primary beneficiary of a VIE.
The Company adopted ASU 2015-02 on January 1, 2016. Pursuant to the provisions of ASU 2015-02, Evercore LP is a VIE and the Company is the primary beneficiary. Prior to the adoption of ASU 2015-02, the Company consolidated Evercore LP as a voting interest entity. Specifically, the Company has the majority economic interest in Evercore LP and has decision making authority that significantly affects the economic performance of the entity while the limited partners have no kick-out or substantive participating rights. The assets and liabilities of Evercore LP represent substantially all of the consolidated assets and liabilities of the Company with the exception of U.S. corporate taxes and related items, which are presented on the Company's (Parent Company Only) Condensed Statements of Financial Position in Note 23.
International Strategy & Investment (U.K.) Limited ("ISI U.K.") is also a VIE pursuant to ASC 810 and the Company is the primary beneficiary of this VIE. Specifically, the Company provides financial support through a transfer pricing agreement with this entity, which exposes the Company to losses that are potentially significant to the entity, and has decision making

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

authority that significantly affects the economic performance of the entity. The Company previously concluded that Evercore Asia Limited ("Evercore Asia") and Evercore Asia (Singapore) PTE. LTD. ("Evercore Singapore") were also VIEs; on July 1, 2016, the Company terminated the transfer pricing arrangements with Evercore Asia and Evercore Singapore. The Company viewed this modification as a reconsideration event under ASC 810-10 and concluded that Evercore Asia and Evercore Singapore are not VIEs and will continue to be consolidated as voting interest entities. Following the adoption of ASU 2015-02, the Company also concluded that Evercore Partners International LLP ("Evercore U.K.") is a VIE and that the Company is the primary beneficiary of this VIE. The Company has the majority economic interest in Evercore U.K. and has decision making authority that significantly affects the economic performance of this entity. The Company included in its Consolidated Statements of Financial Condition ISI U.K. and Evercore U.K. assets of $116,958 and liabilities of $90,260 at December 31, 2016 and Evercore Asia, Evercore Singapore, ISI U.K. and Evercore U.K. assets of $151,583 and liabilities of $110,424 at December 31, 2015. See Note 9 for further information on the Company's VIEs.
All intercompany balances and transactions with the Company's subsidiaries have been eliminated upon consolidation.
At the time of the formation transaction, the members of Evercore LP (the "Members") received Class A limited partnership units of Evercore LP ("Class A LP Units") in consideration for their contribution of the various entities included in the historical combined financial statements of the Company. The Class A LP Units were subject to vesting requirements and transfer restrictions and are exchangeable on a one-for-one basis for shares of Class A common stock ("Class A Shares"). At December 31, 2013, all Class A LP Units were fully vested. On October 31, 2014, in conjunction with the acquisition of the operating businesses of International Strategy & Investment ("ISI"), the Company issued vested and unvested Class E limited partnership units of Evercore LP ("Class E LP Units") and vested and unvested Class G and H limited partnership interests of Evercore LP ("Class G and H LP Interests"). In November 2016, in conjunction with the appointment of the Executive Chairman, the Company issued unvested Class I-P Units of Evercore LP ("Class I-P Units"). The Class I-P Units are contingently exchangeable into Class I limited partnership units of Evercore LP ("Class I LP Units"), which are exchangeable on a one-for-one basis for Class A Shares. See Note 17 for further information. The Company accounts for exchanges of Evercore LP partnership units ("LP Units") for Class A Shares based on the carrying amounts of the Members' LP Units immediately before the exchange.
The Company's interest in Evercore LP is within the scope of ASC 810-20, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights". The Company consolidates Evercore LP and records noncontrolling interest for the economic interest in Evercore LP held directly by others, which includes the Members.
Accounts Receivable – Accounts Receivable consists primarily of investment banking fees and expense reimbursements charged to the Company's clients. The Company records Accounts Receivable net of any allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts to provide coverage for estimated losses from its client receivables. The Company determines the adequacy of the allowance by estimating the probability of loss based on the Company's analysis of the client's creditworthiness and specifically reserves against exposure where the Company determines the receivables are impaired, which may include situations where a fee is in dispute or litigation has commenced.
Furniture, Equipment and Leasehold Improvements – Fixed assets, including equipment, hardware and software and leasehold improvements, are stated at cost, net of accumulated depreciation and amortization. Furniture, equipment and computer hardware and software are depreciated using the straight-line method over the estimated useful lives of the assets, primarily ranging from three to seven years. Leasehold improvements are amortized over the shorter of the term of the lease or the useful life of the asset.
Investment Banking Revenue – The Company earns investment banking fees from clients for providing advisory services on strategic matters, including mergers, acquisitions, divestitures, leveraged buyouts, restructurings and similar corporate finance matters. The Company's Investment Banking services also include services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. It is the Company's accounting policy to recognize revenue when (i) there is persuasive evidence of an arrangement with a client, (ii) fees are fixed or determinable, (iii) the agreed-upon services have been completed and delivered to the client or the transaction or events contemplated in the engagement letter are determined to be substantially completed and (iv) collection is reasonably assured. The Company records Investment Banking Revenue on the Consolidated Statements of Operations for the following:
Advisory Fees – In general, advisory fees are paid at the time the Company signs an engagement letter, during the course of the engagement or when an engagement is completed. In some circumstances, and as a function of the terms of an engagement letter, the Company may receive retainer fees for financial advisory services concurrent with, or soon after, the

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

execution of the engagement letter where the engagement letter will specify a future service period associated with that fee. In such circumstances, these retainer fees are initially recorded as deferred revenue, which is recorded in Other Current Liabilities on the Consolidated Statements of Financial Condition, and subsequently recognized as advisory fee revenue in Investment Banking Revenue on the Consolidated Statements of Operations during the applicable time period within which the service is rendered. Revenues related to fairness or valuation opinions are recognized when the opinion has been rendered and delivered to the client and all other requirements for revenue recognition are satisfied. Success fees for advisory services, such as merger and acquisition advice, are recognized when the transaction(s) or event(s) are determined to be completed and all other requirements for revenue recognition are satisfied. In the event the Company was to receive an opinion or success fee in advance of the completion conditions noted above, such fee would initially be recorded as deferred revenue in Other Current Liabilities on the Consolidated Statements of Financial Condition and subsequently recognized as advisory fee revenue in Investment Banking Revenue on the Consolidated Statements of Operations when the conditions of completion have been satisfied.
Placement Fees – Placement fee revenues are attributable to capital raising on both a primary and secondary basis. The Company recognizes placement advisory fees at the time of the client's acceptance of capital or capital commitments in accordance with the terms of the engagement letter.
Underwriting Fees – Underwriting fees are attributable to public and private offerings of equity and debt securities and are recognized when the offering has been deemed to be completed by the lead manager of the underwriting group. When the offering is completed, the Company recognizes the applicable management fee, selling concession and underwriting fee, the latter net of estimated offering expenses.
Commissions and Related Fees – Commissions and Related Fees include commissions received from customers for the execution of agency-based brokerage transactions in listed and over-the-counter equities and are recorded on a trade-date basis or, in the case of payments under commission sharing arrangements, when earned. The Company earns subscription fees for the sales of research. Cash received before the subscription period ends is initially recorded as deferred revenue in Other Current Liabilities on the Consolidated Statements of Financial Condition, and is recognized in Investment Banking Revenue on the Consolidated Statements of Operations ratably over the period in which the related services are rendered.
Taxes collected from customers and remitted to governmental authorities are presented on a net basis on the Consolidated Statements of Operations.
Investment Management Revenue – The Company's Investment Management business generates revenues from the management of client assets and the private equity funds.
Investment management fees for third-party clients are generally based on the value of the assets under management and any performance fees that may be negotiated with the client. These fees are generally recognized over the period that the related services are provided, based upon the beginning, ending or average value of the assets for the relevant period. Fees paid in advance of services rendered are initially recorded as deferred revenue, which is recorded in Other Current Liabilities on the Consolidated Statements of Financial Condition, and are recognized in Investment Management Revenue on the Consolidated Statements of Operations ratably over the period in which the related service is rendered. Generally, to the extent performance fee arrangements have been negotiated, these fees are earned when the return on assets exceeds certain benchmark returns.
Management fees for private equity funds are contractual and are typically based on committed capital during the private equity funds' investment period, and on invested capital, thereafter. Management fees are recognized ratably over the period during which services are provided. The management fees may provide for a management fee offset for certain portfolio company fees the Company earns. The Company also records performance fee revenue from the private equity funds when the returns on the private equity funds' investments exceed certain threshold minimums. These performance fees, or carried interest, are computed in accordance with the underlying private equity funds' partnership agreements and are based on investment performance over the life of each investment partnership. Historically, the Company recorded performance fee revenue from its managed private equity funds when the private equity funds' investment values exceeded certain threshold minimums. During 2014, the Company changed its method of recording performance fees such that the Company records performance fees upon the earlier of the termination of the investment fund or when the likelihood of clawback is mathematically improbable. This method is considered the more preferable of the two methods accepted under ASC 605-20-S99-1.
Fees generated for serving as an independent fiduciary and/or trustee are either based on a flat fee, are pre-negotiated with the client or are based on the value of assets under administration. For ongoing engagements, fees are billed quarterly either in advance or in arrears. Fees paid in advance of services rendered are initially recorded as deferred revenue in Other Current

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Liabilities on the Consolidated Statements of Financial Condition, and are recognized in Investment Management Revenue on the Consolidated Statements of Operations ratably over the period in which the related services are rendered.
Other Revenue, Including Interest and Interest Expense – Other Revenue, Including Interest and Interest Expense is derived primarily from financing transactions. These transactions are principally repurchases and resales of Mexican government securities. Revenue and expenses associated with these transactions are recognized over the term of the repurchase transaction. Other Revenue, Including Interest and Interest Expense also includes interest expense associated with the Notes Payable, subordinated borrowings and the line of credit and other financing arrangements, as well as income (losses) on marketable securities and cash deposited with financial institutions and changes in amounts due pursuant to the Company's tax receivable agreements.
Client Expense Reimbursement – In the conduct of its financial advisory service engagements and in advising the private equity funds, the Company receives reimbursement for certain expenses incurred by the Company on behalf of its clients and the funds. Transaction-related expenses, which are billable to clients, are recognized as revenue and recorded in Accounts Receivable on the later of the date of an executed engagement letter or the date the expense is incurred.
Noncontrolling Interest – Noncontrolling interest recorded in the consolidated financial statements of the Company relates to the portions of the subsidiaries not owned by the Company. The Company allocates net income to noncontrolling interests held at Evercore LP and at the operating entity level, where required, by multiplying the relative ownership interest of the noncontrolling interest holders for the period by the net income or loss for the entity which the noncontrolling interest relates. In circumstances where the governing documents of the entity to which the noncontrolling interest relates require special allocations of profits (losses) to the controlling and noncontrolling interest holders, then the net income or loss of these entities is allocated based on these special allocations.
ASC 810 requires reporting entities to present noncontrolling (minority) interests as equity (as opposed to as a liability or mezzanine equity) and provides guidance on the accounting for transactions between an entity and noncontrolling interests. Noncontrolling Interest is presented as a component of Total Equity on the Consolidated Statements of Financial Condition and below Net Income on the Consolidated Statements of Operations. In addition, there is an allocation of the components of Total Comprehensive Income between controlling interests and noncontrolling interests. Changes in a parent's ownership interest while the parent retains control of its subsidiary are accounted for as equity transactions.
Cash and Cash Equivalents – Cash and Cash Equivalents consist of short-term highly-liquid investments with original maturities of three months or less.
Fair Value of Financial Instruments – The majority of the Company's assets and liabilities are recorded at fair value or at amounts that approximate fair value. Such assets and liabilities include cash and cash equivalents, investments, marketable securities, financial instruments owned and pledged as collateral, repurchase and reverse repurchase agreements, receivables and payables and accruals. See Note 10 for further information.
Marketable Securities – Marketable Securities include investments in corporate, municipal and other debt securities, as well as investments in readily-marketable equity securities, which are accounted for as available-for-sale under ASC 320-10, "Accounting for Certain Investments in Debt and Equity Securities." These securities are carried at fair value on the Consolidated Statements of Financial Condition. Unrealized gains and losses are reported as net increases or decreases to Accumulated Other Comprehensive Income (Loss), net of tax, while realized gains and losses on these securities are determined using the specific identification method and are included in Other Revenue, Including Interest on the Consolidated Statements of Operations. The readily-marketable debt and equity securities are valued using quoted market prices on applicable exchanges or markets. Marketable Securities also include investments in municipal bonds held at EGL and exchange traded funds and mutual funds, which are carried at fair value, with changes in fair value recorded in Other Revenues, Including Interest on the Consolidated Statements of Operations. Marketable Securities transactions are recorded as of the trade date.
Financial Instruments Owned and Pledged as Collateral at Fair Value – The Company's Financial Instruments Owned and Pledged as Collateral at Fair Value consist principally of foreign government obligations, which are recorded on a trade-date basis and are stated at quoted market values. Related gains and losses are reflected in Other Revenue, Including Interest on the Consolidated Statements of Operations. The Company pledges the Financial Instruments Owned and Pledged as Collateral at Fair Value to collateralize certain financing arrangements, which permits the counterparty to pledge the securities.
Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase – Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase are treated as collateralized

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

financing transactions. The agreements provide that the transferor will receive substantially the same securities in return at the maturity of the agreement. These transactions are carried at the amounts at which the related securities will be subsequently resold or repurchased, plus accrued interest payable or receivable. As the maturities on these transactions are short-term in nature (i.e. mature on the next business day) and the underlying securities are debt instruments of the Mexican Governments or its agencies, their carrying amounts approximate fair value. The Company periodically assesses the collectability or credit quality related to securities purchased under agreements to resell.
Investments – The Company's investments include investments in private equity partnerships, the Company's equity interests in G5 Holdings S.A. ("G5 ǀ Evercore"), ABS Investment Management, LLC ("ABS") and Atalanta Sosnoff Capital, LLC ("Atalanta Sosnoff") (after its deconsolidation on December 31, 2015), which are accounted for under the equity method of accounting. In addition, the Company holds an equity security in a private company and maintains investments in Glisco Manager Holdings LP and Trilantic Capital Partners ("Trilantic"), which are accounted for under the cost method of accounting. See Note 9 for further information.
Private Equity – The investments of private equity funds consist primarily of investments in marketable and non-marketable securities of the portfolio companies. The underlying investments held by the private equity funds are valued based on quoted market prices or estimated fair value if there is no public market. The Company determines fair value of non-marketable securities by giving consideration to a range of factors, including but not limited to, market conditions, operating performance (current and projected) and subsequent financing transactions. Due to the inherent uncertainty in the valuation of these non-marketable securities, estimated values may materially differ from the values that would have been used had a ready market existed for these investments. Investments in publicly-traded securities held by the private equity funds are valued using quoted market prices. The Company recognizes its allocable share of the changes in fair value of the private equity funds' underlying investments as realized and unrealized gains (losses) within Investment Management Revenue in the Consolidated Statements of Operations.
Affiliates – The Company's equity interests in G5 ǀ Evercore, ABS and Atalanta Sosnoff (after its deconsolidation on December 31, 2015) include its share of the income (losses) within Income (Loss) from Equity Method Investments, as a component of Income Before Income Taxes, on the Consolidated Statements of Operations.
The Company assesses its Equity Method Investments annually for impairment, or more frequently if circumstances indicate impairment may have occurred. See Note 4 for further information.
The Company also maintains investments in Glisco Manager Holdings LP and Trilantic. See Note 9 for further information.
Goodwill and Intangible Assets – Goodwill is tested for impairment annually, as of November 30th, or more frequently if circumstances indicate impairment may have occurred. The Company assesses whether any goodwill recorded by its applicable reporting unit is impaired by comparing the fair value of each reporting unit with its respective carrying amount. For acquired businesses, contingent consideration is recognized and measured at fair value as of the acquisition date and at subsequent reporting periods.
Intangible assets with finite lives are amortized over their estimated useful lives and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable as prescribed by ASC 360, "Property, Plant, and Equipment" ("ASC 360").
The Company tests goodwill for impairment at the reporting unit level. In determining the fair value for each reporting unit the Company utilizes either a market multiple approach or a discounted cash flow methodology based on the adjusted cash flows from operations, or a weighted combination of both a market multiple approach and discounted cash flow methodology. The market multiple approach includes applying the average earnings multiples of comparable public companies for their respective reporting unit multiplied by the forecasted earnings of the respective reporting unit to yield an estimate of fair value. The discounted cash flow methodology begins with the forecasted adjusted cash flows from each of the reporting units and uses a discount rate that reflects the weighted average cost of capital adjusted for the risks inherent in the future cash flows.
See Note 4 for further information.
Compensation and Benefits – Compensation includes salaries, bonuses (discretionary awards and guaranteed amounts), severance, deferred cash and share-based compensation. Cash bonuses are accrued over the respective service periods to which they relate and deferred cash and share-based bonuses are expensed prospectively over their requisite service period.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Share-Based Payments –The Company accounts for share-based payments in accordance with ASC 718, "Compensation – Stock Compensation" ("ASC 718"). See Note 17 for further information.
Compensation expense recognized pursuant to share-based awards is based on the grant date fair value of the award. The fair value (as measured on the grant date) of awards that vest from one to five years ("Service-based Awards") is amortized over the vesting periods or requisite service periods as required under ASC 718, however, the vesting of some Service-based Awards will accelerate upon the occurrence of certain events. The Company amortizes the grant-date fair value of share-based compensation awards made to employees, who are or will become retirement eligible prior to the stated vesting date, over the expected substantive service period. For the purposes of calculating diluted net income per share attributable to Evercore Inc. common shareholders, unvested Service-based Awards are included in the diluted weighted average Class A Shares outstanding using the treasury stock method. Once vested, restricted stock units ("RSUs") and restricted stock are included in the basic and diluted weighted average Class A Shares outstanding. Expense relating to RSUs and restricted stock is charged to Employee Compensation and Benefits within the Consolidated Statements of Operations.
Compensation expense is recognized pursuant to performance-based awards if it is probable that the performance condition will be achieved. See Note 17 for a discussion of the awards issued in conjunction with the Company's acquisition of the operating businesses of ISI, as well as the Company's Long-term Incentive Plan.
Awards classified as liabilities as required under ASC 718, such as cash settled share-based awards, are re-measured at fair value at each reporting period.
Foreign Currency Translation – Foreign currency assets and liabilities have been translated at rates of exchange prevailing at the end of the periods presented. Income and expenses transacted in foreign currency have been translated at average monthly exchange rates during the period. Translation gains and losses are included in the foreign currency translation adjustment as a component of Accumulated Other Comprehensive Income (Loss) in the Consolidated Statements of Changes in Equity and Other Comprehensive Income (Loss) in the Consolidated Statements of Comprehensive Income. Exchange gains and losses arising from translating intercompany balances of a long-term investment nature are recorded in the foreign currency translation account while transactional exchange gains and losses are included in Other Revenue, Including Interest on the Consolidated Statements of Operations.
Income Taxes –The Company accounts for income taxes in accordance with ASC 740, "Income Taxes" ("ASC 740"), which requires the recognition of tax benefits or expenses on temporary differences between the financial reporting and tax basis of its assets and liabilities, as disclosed in Note 20.
Deferred income taxes reflect the net tax effects of temporary differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. Such temporary differences are reflected on the Company's Consolidated Statements of Financial Condition as deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Significant management judgment is required in determining the Company's provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against the Company's net deferred tax assets.
The Company adopted ASU No. 2015-17, "Balance Sheet Classification of Deferred Taxes" ("ASU 2015-17") prospectively as of December 31, 2015 and changed its presentation of deferred income tax assets and liabilities on its Consolidated Statements of Financial Condition such that the Company classifies all deferred income tax assets and liabilities as noncurrent. Historically, the Company presented deferred income tax assets and liabilities as current and noncurrent on the Consolidated Statements of Financial Condition.
The Company adopted ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), effective January 1, 2017, which provides amendments to ASC No. 718, "Compensation - Stock Compensation." ASU 2016-09 requires that the tax deduction associated with the appreciation in the Company's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. See Note 3 for further information. The application of ASU 2016-09 resulted in excess tax benefits from the delivery of Class A Shares under share-based payment arrangements being recognized prospectively in the Company's Provision for Income Taxes, rather than in Additional Paid-In-Capital under prior U.S. GAAP. The Company used the retrospective transition method for the presentation of excess tax benefits on the Statements of Cash Flows; as such, the Company classified excess tax benefits as an operating activity within Taxes Payable on the Consolidated Statements of Cash Flows.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

ASC 740 provides a benefit recognition model with a two-step approach consisting of "more-likely-than-not" recognition criteria, and a measurement attribute that measures the position as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. ASC 740 also requires the recognition of liabilities created by differences between tax positions taken in a tax return and amounts recognized in the financial statements. See Note 20 for further information.
Note 3 – Recent Accounting Pronouncements
ASU 2014-09 – In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU No. 2014-09, "Revenue from Contracts with Customers" ("ASU 2014-09"). ASU 2014-09 provides amendments to ASC No. 605, "Revenue Recognition" and creates ASC No. 606, "Revenue from Contracts with Customers," which changes the requirements for revenue recognition and amends the disclosure requirements. In August 2015, the FASB issued ASU No. 2015-14, "Deferral of the Effective Date," which provides amendments that defer the effective date of ASU 2014-09 by one year. In April 2016, the FASB issued ASU No. 2016-10, "Identifying Performance Obligations and Licensing," which provides clarification to identifying performance obligations and the licensing implementation guidance in ASU 2014-09. In May 2016, the FASB issued ASU No. 2016-12, "Narrow-Scope Improvements and Practical Expedients," which provides clarification on certain issues identified in the guidance on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications at transition in ASU 2014-09. The amendments in these updates are effective either retrospectively to each prior reporting period presented, or as a cumulative-effect adjustment as of the date of adoption, during interim and annual periods beginning after December 15, 2017, with early adoption permitted beginning after December 15, 2016.
The Company currently anticipates that it will adopt ASU 2014-09 on January 1, 2018 using the modified retrospective method of transition, which requires a cumulative-effect adjustment as of the date of adoption. Based on the Company's initial evaluation of ASU 2014-09, success related advisory fees, for which payment is generally dependent on the closing of a strategic transaction, a financing arrangement or some other defined outcome, will be considered variable consideration as defined by the standard. ASU 2014-09 requires that revenue be recognized when it is probable that variable consideration will not be reversed in a future period. Accordingly, revenue recognition for such fees could be accelerated under ASU 2014-09 in certain circumstances, which will require careful analysis and judgment. Under current U.S. GAAP, the Company recognizes such fees upon closing regardless of the probability of the outcome. The effect of accelerated revenue recognition could be material to any given reporting period. In addition, current U.S. GAAP allows expenses related to underwriting transactions to be reflected net in related revenues. The Company's initial evaluation of ASU 2014-09 is that those expenses would be presented gross in the results of operations.
Interpretive guidance on ASU 2014-09 continues to be issued and vetted, in particular by the AICPA industry task force on Broker-Dealers, the AICPA's Revenue Recognition Working Group and the AICPA's Financial Reporting Executive Committee (FinREC). The Company will continue to evaluate this guidance and assess the preliminary views against its initial evaluation.
ASU 2014-12 – In June 2014, the FASB issued ASU No. 2014-12, "Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period" ("ASU 2014-12"). ASU 2014-12 provides amendments to ASC No. 718, "Compensation - Stock Compensation," which clarify the guidance for whether to treat a performance target that could be achieved after the requisite service period as a performance condition that affects vesting or as a nonvesting condition that affects the grant-date fair value of an award. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The amendments in this update are effective either prospectively to all awards granted or modified after the effective date or retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter, during interim and annual periods beginning after December 15, 2015, with early adoption permitted. The adoption of ASU 2014-12 did not have a material impact on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
ASU 2015-01 – In January 2015, the FASB issued ASU No. 2015-01, "Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items" ("ASU 2015-01"). ASU 2015-01 provides amendments to ASC No. 225-20, "Income Statement - Extraordinary and Unusual Items," which eliminate the concept of extraordinary items. The amendments in this update are effective either prospectively or retrospectively during interim and annual periods beginning after December 15, 2015, with early adoption permitted. The adoption of ASU 2015-01 did not have a material impact on the Company's financial condition, results of operations and cash flows, or disclosures thereto.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

ASU 2015-02 - In February 2015, the FASB issued ASU No. 2015-02, "Amendments to the Consolidation Analysis" ("ASU 2015-02"). ASU 2015-02 provides amendments to ASC 810, which include the following:  1. Modify the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities, 2. Eliminate the presumption that a general partner should consolidate a limited partnership, 3. Affect the consolidation analysis of reporting entities that are involved with VIEs, and 4. Provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in this update are effective during interim and annual periods beginning after December 15, 2015, with early adoption permitted, and may be applied retrospectively or using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. The adoption of ASU 2015-02 did not have a material impact on the Company's financial condition, results of operations and cash flows, or disclosures thereto. See Note 2 for further information.
ASU 2015-03 - In April 2015, the FASB issued ASU No. 2015-03, "Simplifying the Presentation of Debt Issuance Costs" ("ASU 2015-03"). ASU 2015-03 provides amendments to Subtopic 835-30, "Interest - Imputation of Interest," which require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The amendments in this update are effective retrospectively during interim and annual periods beginning after December 15, 2015, with early adoption permitted. The adoption of ASU 2015-03 did not have a material impact on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
ASU 2015-05 - In April 2015, the FASB issued ASU No. 2015-05, "Customer's Accounting for Fees Paid in a Cloud Computing Arrangement" ("ASU 2015-05"). ASU 2015-05 provides amendments to ASC No. 350, "Intangibles - Goodwill and Other," Subtopic 350-40, "Internal-Use Software" which help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement and determine whether an arrangement includes the sale or license of software. The amendments in this update are effective either prospectively to all arrangements entered into or materially modified after the effective date or retrospectively during interim and annual periods beginning after December 15, 2015, with early adoption permitted. The adoption of ASU 2015-05 did not have a material impact on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
ASU 2015-16 - In September 2015, the FASB issued ASU No. 2015-16, "Simplifying the Accounting for Measurement-Period Adjustments" ("ASU 2015-16"). ASU 2015-16 provides amendments to ASC No. 805, "Business Combinations," which simplify the accounting for adjustments made to provisional amounts recognized in a business combination by eliminating the requirement to retrospectively account for those adjustments and require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments also require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. The amendments in this update are effective prospectively during interim and annual periods beginning after December 15, 2015, with early adoption permitted. The adoption of ASU 2015-16 did not have a material impact on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
ASU 2016-01 - In January 2016, the FASB issued ASU No. 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" ("ASU 2016-01"). ASU 2016-01 provides amendments to ASC No. 825, "Financial Instruments," which change the requirements for certain aspects of recognition, measurement and presentation of financial assets and liabilities and amend the disclosure requirements. The amendments in this update should be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values are effective prospectively during interim and annual periods beginning after December 15, 2017, with early adoption not permitted. The Company is currently assessing the impact of the adoption of this update on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
ASU 2016-02 - In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"). ASU 2016-02 supersedes ASC No. 840, "Leases," and includes requirements for the recognition of a right-of-use asset and lease liability on the balance sheet by lessees for those leases classified as operating leases under previous guidance. The amendments in this update are effective using a modified retrospective approach at the beginning of the earliest period presented, during interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company currently anticipates adopting ASU 2016-02 on January 1, 2019 using the modified retrospective approach. The adoption will result in the present value of the Company's lease commitments which have a term in excess of one year being reflected on the

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Company's Statements of Financial Condition as a long-term fixed asset with a corresponding long-term liability. The Company's lease commitments, as discussed in Note 18, primarily relate to office space. The lease-related assets will be amortized to expense over the life of the leases and the liability, and related interest expense, will be reduced as lease payments are made over the life of the lease. The net impact on the Company's earnings is not expected to be materially different from the current expense related to leases as required under current U.S. GAAP, which is primarily reflected in Occupancy and Equipment Rental expense on the Consolidated Statements of Operations.
ASU 2016-07 - In March 2016, the FASB issued ASU No. 2016-07, "Simplifying the Transition to the Equity Method of Accounting" ("ASU 2016-07"). ASU 2016-07 provides amendments to ASC No. 323, "Investments - Equity Method and Joint Ventures," which simplify the accounting for equity method investments by eliminating the requirement to adjust the investment, results of operations and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. The amendments in this update are effective prospectively to increases in the level of ownership interest or degree of influence that results in the adoption of the equity method, during interim and annual periods beginning after December 15, 2016, with early adoption permitted. The adoption of ASU 2016-07 did not have a material impact on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
ASU 2016-09 - In March 2016, the FASB issued ASU 2016-09. ASU 2016-09 provides amendments to ASC No. 718, "Compensation - Stock Compensation," which simplify the accounting for share-based payment transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The amendments in this update are effective during interim and annual periods beginning after December 15, 2016, with early adoption permitted. The Company adopted ASU 2016-09 on January 1, 2017. The application of ASU 2016-09 resulted in excess tax benefits from the delivery of Class A Shares under share-based payment arrangements being recognized prospectively in the Company's Provision for Income Taxes, rather than in Additional Paid-In-Capital under prior U.S. GAAP. The Company used the retrospective transition method for the presentation of excess tax benefits on the Statements of Cash Flows; as such, the Company classified excess tax benefits as an operating activity within Taxes Payable on the Consolidated Statements of Cash Flows. The application of ASU 2016-09 will result in greater volatility in the effective tax rate and could be material to the results of operations and the classifications of cash flows in future periods depending upon the level of earnings and stock price of the Company, among other things.
ASU 2016-13 - In June 2016, the FASB issued ASU No. 2016-13, "Measurement of Credit Losses on Financial Instruments" ("ASU 2016-13"). ASU 2016-13 provides amendments to ASC No. 326, "Financial Instruments - Credit Losses," which amend the guidance on the impairment of financial instruments and adds an impairment model (the current expected credit loss (CECL) model) that is based on expected losses rather than incurred losses. Entities will recognize an allowance for its estimate of expected credit losses as of the end of each reporting period. The amendments in this update are effective during interim and annual periods beginning after December 15, 2019, with early adoption permitted after December 15, 2018. The Company currently uses the specific identification method for establishing credit provisions and write-offs of its trade accounts receivable. The Company currently anticipates adopting ASU 2016-13 on January 1, 2020 and does not anticipate a material difference between the current method and the CECL model.
ASU 2016-15 - In August 2016, the FASB issued ASU No. 2016-15, "Classification of Certain Cash Receipts and Cash Payments" ("ASU 2016-15"). ASU 2016-15 provides amendments to ASC No. 230, "Statement of Cash Flows," which provide guidance on the classification of certain cash receipts and payments in the statement of cash flows. The amendments in this update are effective retrospectively, or prospectively, if retrospective application is impracticable, during interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is currently assessing the impact of this update on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
ASU 2016-18 - In November 2016, the FASB issued ASU No. 2016-18, "Restricted Cash" ("ASU 2016-18"). ASU 2016-18 provides amendments to ASC No. 230, "Statement of Cash Flows," which require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents. The amendments in this update are effective retrospectively during interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is currently assessing the impact of this update on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
ASU 2017-01 - In January 2017, the FASB issued ASU No. 2017-01, "Clarifying the Definition of a Business" ("ASU 2017-01"). ASU 2017-01 provides amendments to ASC No. 805, "Business Combinations," which clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments in this update are effective prospectively during interim and

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

annual periods beginning after December 15, 2017, with early adoption permitted. The Company is currently assessing the impact of this update on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
ASU 2017-04 - In January 2017, the FASB issued ASU No. 2017-04, "Simplifying the Test for Goodwill Impairment" ("ASU 2017-04"). ASU 2017-04 provides amendments to ASC No. 350, "Intangibles - Goodwill and Other" ("ASC 350"), which eliminate Step 2 from the goodwill impairment test. Entities should perform their goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value. The amendments in this update are effective prospectively during interim and annual periods beginning after December 15, 2019, with early adoption permitted. The Company is currently assessing the impact of this update on the Company's financial condition, results of operations and cash flows, or disclosures thereto.
Note 4 – Business Changes and Developments
Atalanta Sosnoff 2016 Transaction - During the fourth quarter of 2016, the founding member of Atalanta Sosnoff announced his intent to retire and entered into an agreement to sell all of his Series A-2 Capital Interests and Series B Capital Interests back to Atalanta Sosnoff. Concurrently, select members of Atalanta Sosnoff received Series C Capital Interests. The Company continues to own Series A-1 Capital Interests, representing a 49% economic interest. Following these transactions, the Company continues to hold a noncontrolling voting interest in the Management Committee of Atalanta Sosnoff, and accordingly continues to account for its interest in Atalanta Sosnoff as an equity method investment.
In addition, as a result of these transactions, the Company performed an assessment of the carrying value of its equity interest in Atalanta Sosnoff for other-than-temporary impairment in accordance with ASC 323-10, "Investments - Equity Method and Joint Ventures." In determining the fair value of its investment, the Company utilized both a market multiple approach and a discounted cash flow methodology based on the adjusted cash flows from operations. The market multiple approach included applying the average earnings multiples of comparable public companies, multiplied by the forecasted earnings of Atalanta Sosnoff, to yield an estimate of fair value. The discounted cash flow methodology began with the forecasted cash flows of Atalanta Sosnoff and applied a discount rate of 15.5%, which reflected the weighted average cost of capital adjusted for the risks inherent in the future cash flows. The forecast inherent in the valuation assumes growth in revenues and earnings by the end of 2018, and, over the longer term, assumes a compound annual growth rate in revenues of 6% from the trailing twelve month period ended November 30, 2016.
As a result of the above analysis, the Company determined that the fair value of its investment in Atalanta Sosnoff was less than its carrying value as of November 30, 2016. The Company concluded this loss in value was other-than-temporary. Accordingly, the Company recorded an impairment charge of $8,100, in Special Charges on the Consolidated Statement of Operations for the year ended December 31, 2016, resulting in an investment in Atalanta Sosnoff at its fair value of $14,730 as of November 30, 2016. This charge resulted in a decrease of $3,980 to Net Income Attributable to Evercore Inc. (after adjustments for noncontrolling interest and income taxes) for the year ended December 31, 2016.
Atalanta Sosnoff 2015 Transaction - On December 31, 2015, the Operating Agreement of Atalanta Sosnoff was amended such that, following the amendment, the Company is entitled to one of the three seats on the Management Committee of Atalanta Sosnoff, which is the governing committee with decision making power over Atalanta Sosnoff's operations (previously the Company held three out of five seats on the Management Committee). In addition, Atalanta Sosnoff exchanged the profits interests held by key employees for Series A-3 and A-4 Capital Interests. The Series A-4 Capital Interests remain profits interests for accounting purposes since they entitle the holder to distributions of future profits and are subject to forfeiture. Following the amendments, the Company continued to own Series A-1 Capital Interests, representing a 49% economic interest. Excluding the remaining profits interests, the Company's equity interest in Atalanta Sosnoff was 56.3% at December 31, 2015.
The 2015 amendments to the Operating Agreement gave the Company a noncontrolling voting interest in the Management Committee of Atalanta Sosnoff. The Management Committee of Atalanta Sosnoff controls the operations of Atalanta Sosnoff, including actions such as the appointment and termination of key management members of Atalanta Sosnoff, the approval of Atalanta Sosnoff's budget, as well as any material expenditure outside of its budget, the launch of new products or material changes in the pricing of existing products, and entering or exiting lines of business. Responsibility for the day-to-day operations remains with the management of Atalanta Sosnoff, including managing client relationships and making discretionary investment decisions. The Company, through the supermajority voting rights of the Management Committee, retains customary protective rights over specified matters that may arise outside of the ordinary course of business and/or where the probability of occurrence is remote.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

As a result of the above amendments, the Company deconsolidated the assets and liabilities of Atalanta Sosnoff of $4,726 and $2,074, respectively, at December 31, 2015, and accounted for its interest in Atalanta Sosnoff as an equity method investment from that date forward. See Note 9 for further information. Furthermore, this resulted in a decrease in Goodwill in the Company's Institutional Asset Management reporting unit, in the Investment Management segment, of $27,274, as well as a decrease in Intangible Assets of $13,924, Noncontrolling Interest of $16,090 and Redeemable Noncontrolling Interest of $2,683 at December 31, 2015. In addition, the amendments resulted in a charge related to the conversion of certain of Atalanta Sosnoff's profits interests held by key employees to equity of $6,333 and a loss on deconsolidation of $812, each included in Special Charges on the Consolidated Statement of Operations for the year ended December 31, 2015.
Glisco Transaction - On July 19, 2016, the Company and the principals of its Mexican Private Equity business entered into an agreement to transfer ownership of its Mexican Private Equity business and related entities to Glisco Partners Inc. ("Glisco"), which assumed all responsibility for the management of the existing funds Glisco Partners II, L.P. ("Glisco II," formerly Evercore Mexico Capital Partners II, L.P., or EMCP II) and Glisco Partners III, L.P. ("Glisco III," formerly Evercore Mexico Capital Partners III, L.P., or EMCP III), and is controlled by the principals. These principals ceased to be employed by the Company following this transaction. A Senior Managing Director of the Company will continue to serve on the Investment Committee for the funds. This transaction received consent from the Limited Partner Advisory Committee of the funds and regulatory approval in Mexico during the third quarter of 2016 and closed on September 30, 2016.
As consideration for this transaction, the Company will receive a fixed percentage of the management fees earned by Glisco for a period of up to ten years, as well as a portion of the carried interest in the next two successor funds. The Company committed to invest capital in those successor funds consistent with the level of carried interest it owns and will retain its carried interest and its capital interests in the existing funds. The Company is entitled to 20% of the carried interest in such successor funds. In conjunction with this transaction, the Company entered into a transition services agreement to provide operational support to Glisco for a period of up to 18 months.
Following this transaction, the Company ceased to have a general partner's interest in and deconsolidated Glisco Capital Partners II and III ("GCP II" and "GCP III," formerly Evercore Mexico Partners II and III), the general partners of Glisco II and Glisco III, and related subsidiaries. Going forward the Company will maintain a limited partner's interest in the funds and the general partners of the funds.
In addition, the Company maintains a limited partner's interest in Glisco Manager Holdings LP, from which the Company will receive its portion of the management fees earned by Glisco. The Company's investment in Glisco Manager Holdings LP is accounted for under the cost method of accounting. See Note 9 for further information.
As a result of this transaction, on September 30, 2016 the Company deconsolidated assets and liabilities of $8,302 and $2,343, respectively, and recorded an investment in Glisco Manager Holdings LP of $2,519, representing the fair value of the deferred consideration resulting from this transaction. Furthermore, this resulted in a decrease in Noncontrolling Interest of $5,808 at September 30, 2016 related to GCP III. The transaction resulted in a gain on deconsolidation of $406, included in Other Revenue, Including Interest on the Consolidated Statements of Operations for the year ended December 31, 2016.
Kuna & Co. KG - On July 2, 2015, the Company acquired a 100% interest in Kuna & Co. KG, a Frankfurt-based investment banking advisory boutique, for $8,400. The Company's consideration for this transaction included the payment of €3,000, or $3,335, of cash at closing, as well as deferred cash consideration of €2,000, or $2,223, payable €500 on each of the four anniversary dates of the closing beginning in 2017, and contingent cash consideration which will be settled at various dates through 2020. The contingent consideration has a fair value of $2,225 and $2,221 as of December 31, 2016 and 2015, respectively. Payment of the contingent consideration is dependent on the business meeting certain revenue performance targets. This transaction resulted in the Company recognizing goodwill of $5,476 and intangible assets relating to advisory backlog of $2,900, recognized in the Investment Banking Segment. The intangible assets were being amortized over an estimated useful life of one year. The Company recognized $689 and $2,211 of amortization expense related to these intangible assets for the years ended December 31, 2016 and 2015, respectively. The Company did not consider the acquisition of Kuna & Co. KG to be significant to its financial condition, results of operations or cash flows.
Goodwill and Intangible Assets
Goodwill associated with the Company's acquisitions is as follows:

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

	Investment Banking	Investment Management	Total
Balance at December 31, 2014	$114,007	$104,225	$218,232
Acquisitions	5,476	—	5,476
Impairment of Goodwill	—	(28,500)	(28,500)
Deconsolidation of Atalanta Sosnoff	—	(27,274)	(27,274)
Foreign Currency Translation and Other	(4,207)	2,734	(1,473)
Balance at December 31, 2015 (1)	115,276	51,185	166,461
Foreign Currency Translation and Other	(787)	(4,713)	(5,500)
Balance at December 31, 2016 (1)	$114,489	$46,472	$160,961

(1)	The amount of the Company's goodwill before accumulated impairment losses of $28,500 was $189,461 and $194,961 at December 31, 2016 and 2015, respectively.
Intangible assets associated with the Company's acquisitions are as follows:

	December 31, 2016
	Gross Carrying Amount			Accumulated Amortization
	Investment Banking	Investment Management	Total	Investment Banking	Investment Management	Total

Client Related	$44,311	$3,830	$48,141	$21,110	$1,586	$22,696
Non-compete/Non-solicit Agreements	—	154	154	—	124	124
Other	5,320	445	5,765	1,647	223	1,870
Total	$49,631	$4,429	$54,060	$22,757	$1,933	$24,690

	December 31, 2015
	Gross Carrying Amount			Accumulated Amortization
	Investment Banking	Investment Management	Total	Investment Banking	Investment Management	Total

Client Related	$50,700	$6,130	$56,830	$17,201	$3,391	$20,592
Non-compete/Non-solicit Agreements	—	169	169	—	108	108
Other	5,320	445	5,765	887	167	1,054
Total	$56,020	$6,744	$62,764	$18,088	$3,666	$21,754
Expense associated with the amortization of intangible assets was $11,640, $17,458 and $8,007 for the years ended December 31, 2016, 2015 and 2014, respectively.
Based on the intangible assets above, as of December 31, 2016, annual amortization of intangibles for each of the next five years is as follows:

2017	$9,835
2018	$9,201
2019	$7,868
2020	$1,182
2021	$996

The Company concluded that there was no impairment of Goodwill or Intangible Assets related to its Reporting Units during the year ended December 31, 2016. At November 30, 2016, in accordance with ASC 350, we performed our annual Goodwill impairment assessment. We concluded that the fair value of our reporting units substantially exceeded their carrying values as of November 30, 2016.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

During the third quarter of 2015, the Institutional Asset Management reporting unit was impacted by adverse market and operating conditions, including a decline in AUM that was greater than anticipated at the time of the Company's previous Step 1 impairment assessment, investment performance below benchmarks and lower market multiples for asset managers in response to market volatility during the third quarter. As a result, the Company determined that the Step 1 impairment assessment criteria were satisfied, as contemplated by ASC 350 for the goodwill in its Institutional Asset Management reporting unit as of August 31, 2015.
In determining the fair value of this reporting unit, the Company utilized both a market multiple approach and a discounted cash flow methodology based on the adjusted cash flows from operations. As a result of the analysis, the Company determined that the fair value of the Institutional Asset Management reporting unit was less than its carrying value as of August 31, 2015. Accordingly, during the third quarter of 2015, the Company began a Step 2 impairment assessment, which it completed during the fourth quarter of 2015. The Company recorded a goodwill impairment charge of $28,500 in the Investment Management segment, which is included within Special Charges on the Consolidated Statement of Operations for the year ended December 31, 2015. This charge resulted in an impact of $9,785 on Net Income Attributable to Evercore Inc. (after adjustments for noncontrolling interest and income taxes) for the year ended December 31, 2015.
Note 5 – Acquisition and Transition Costs and Special Charges
Acquisition and Transition Costs
The Company recognized $99, $4,890 and $5,828 for the years ended December 31, 2016, 2015 and 2014, respectively, as Acquisition and Transition Costs incurred in connection with acquisitions and other ongoing business development initiatives. These costs are primarily comprised of professional fees for legal and other services. In addition, acquisition and transition costs in 2016 included the reversal of $733 of a provision for certain settlements previously established in the fourth quarter of 2015 and acquisition and transition costs in 2015 included costs related to transitioning ISI's infrastructure.
Special Charges
The Company recognized $8,100 for the year ended December 31, 2016, as Special Charges incurred related to an impairment charge associated with the Company's investment in Atalanta Sosnoff. See Note 4 for further information.
The Company recognized $41,144 for the year ended December 31, 2015, as Special Charges incurred related to an impairment charge of $28,500 associated with the impairment of goodwill in the Company's Institutional Asset Management reporting unit and charges of $7,145 related to the restructuring of our investment in Atalanta Sosnoff, primarily related to the conversion of certain of Atalanta Sosnoff's profits interests held by management to equity interests. See Note 4 for further information. Special Charges in 2015 also included a charge of $2,151 for separation benefits and costs associated with the termination of certain contracts within the Company's Evercore ISI business as well as $3,348 for the finalization of a matter associated with the wind-down of the Company's U.S. Private Equity business.
The Company recognized $4,893 for the year ended December 31, 2014, as Special Charges incurred related to separation benefits and certain exit costs related to combining the equities business upon the ISI acquisition and a provision recorded in 2014 against contingent consideration due on the 2013 disposition of Evercore Pan-Asset Capital Management ("Pan.")
Note 6 – Related Parties
The Company remits payment for expenses on behalf of the private equity funds and is reimbursed accordingly. For the years ended December 31, 2016, 2015 and 2014, the Company disbursed $658, $1,795 and $1,282, respectively, on behalf of these entities.
Investment Management Revenue includes income from related parties earned from the Company's private equity funds for portfolio company fees, management fees, expense reimbursements and realized and unrealized gains and losses of private equity fund investments. Total Investment Management revenues from related parties amounted to $10,170, $8,876 and $10,302 for the years ended December 31, 2016, 2015 and 2014, respectively.
Investment Banking Revenue includes advisory fees earned from clients that have a Senior Managing Director as a member of their Board of Directors of $13,312 and $1,251 for the years ended December 31, 2016 and 2014, respectively.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Other Assets on the Consolidated Statements of Financial Condition includes the long-term portion of loans receivable from certain employees of $17,862 and $6,967 as of December 31, 2016 and 2015, respectively.
The Company had $16,550 and $22,550 in subordinated borrowings, principally with an executive officer of the Company, as of December 31, 2016 and 2015, respectively. In February 2017, the Company repaid $6,000 of the original borrowings. See Note 12 for further information.
Receivable from Employees and Related Parties on the Consolidated Statements of Financial Condition consisted of the following at December 31, 2016 and 2015:

	December 31,
	2016	2015
Advances to Employees	$14,418	$17,344
Personal Expenses Paid on Behalf of Employees and Related Parties	371	144
Receivable from Affiliates	—	1,266
Reimbursable Expenses Due From Portfolio Companies of the Company's Private Equity Funds	—	213
Reimbursable Expenses Relating to the Private Equity Funds	245	2,222
Receivable from Employees and Related Parties	$15,034	$21,189
Payable to Employees and Related Parties on the Consolidated Statements of Financial Condition consisted of the following at December 31, 2016 and 2015:

	December 31,
	2016	2015
Board of Director Fees	$300	$200
Amounts Due to U.K. Members	14,865	16,554
Amounts Due Pursuant to Tax Receivable Agreements (a)	12,201	11,638
Payable to Employees and Related Parties	$27,366	$28,392

(a)
Relates to the current portion of the Member exchange of Class A LP Units for Class A Shares. The long-term portion of $174,109 and $186,036 is disclosed in Amounts Due Pursuant to Tax Receivable Agreements on the Consolidated Statements of Financial Condition at December 31, 2016 and 2015, respectively.

Note 7 – Marketable Securities
The amortized cost and estimated fair value of the Company's Marketable Securities as of December 31, 2016 and 2015 were as follows:

	December 31, 2016				December 31, 2015
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities Investments	$6,470	$—	$3,945	$2,525	$6,463	$10	$2,523	$3,950
Debt Securities Carried by EGL	38,392	77	15	38,454	37,404	94	8	37,490
Investment Funds	23,665	1,854	11	25,508	2,291	155	99	2,347
Total	$68,527	$1,931	$3,971	$66,487	$46,158	$259	$2,630	$43,787
Scheduled maturities of the Company's available-for-sale debt securities within the Securities Investments portfolio as of December 31, 2016 and 2015 were as follows:

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

	December 31, 2016		December 31, 2015
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due within one year	$—	$—	$204	$204
Due after one year through five years	1,748	1,728	1,537	1,545
Total	$1,748	$1,728	$1,741	$1,749
Since the Company has the ability and intent to hold available-for-sale securities until a recovery of fair value is equal to an amount approximating its amortized cost, which may be at maturity, and has not incurred credit losses on its securities, it does not consider such unrealized loss positions to be other-than-temporarily impaired at December 31, 2016.
Securities Investments
Securities Investments include equity and debt securities, which are classified as available-for-sale securities within Marketable Securities on the Consolidated Statements of Financial Condition. These securities are stated at fair value with unrealized gains and losses included in Accumulated Other Comprehensive Income (Loss) and realized gains and losses included in earnings. The Company had net realized gains (losses) of ($46), ($47) and $856 for the years ended December 31, 2016, 2015 and 2014, respectively.
Debt Securities Carried by EGL
EGL invests in a fixed income portfolio consisting primarily of municipal bonds. These securities are carried at fair value, with changes in fair value recorded in Other Revenue, Including Interest, on the Consolidated Statements of Operations, as required for broker-dealers in securities. The Company had net realized and unrealized gains (losses) of ($937), ($556) and ($550) for the years ended December 31, 2016, 2015 and 2014, respectively.
Investment Funds
The Company invests in a portfolio of exchange traded funds and mutual funds as an economic hedge against the Company's deferred compensation program. See Note 17 for further information. These securities are carried at fair value, with changes in fair value recorded in Other Revenue, Including Interest, on the Consolidated Statements of Operations. The Company had net realized and unrealized gains (losses) of $2,128, ($26) and $138 for the years ended December 31, 2016, 2015 and 2014, respectively.
Note 8 – Financial Instruments Owned and Pledged as Collateral at Fair Value, Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase
The Company, through Evercore Casa de Bolsa, S.A. de C.V. ("ECB"), enters into repurchase agreements with clients seeking overnight money market returns whereby ECB transfers to the clients Mexican government securities in exchange for cash and concurrently agrees to repurchase the securities at a future date for an amount equal to the cash exchanged plus a stipulated premium or interest factor. ECB deploys the cash received from, and acquires the securities deliverable to, clients under these repurchase arrangements by purchasing securities in the open market, which the Company reflects as Financial Instruments Owned and Pledged as Collateral at Fair Value on the Consolidated Statements of Financial Condition, or by entering into reverse repurchase agreements with unrelated third parties. The Company accounts for these repurchase and reverse repurchase agreements as collateralized financing transactions, which are carried at their contract amounts, which approximate fair value given that the contracts mature the following business day. The Company records a liability on its Consolidated Statements of Financial Condition in relation to repurchase transactions executed with clients as Securities Sold Under Agreements to Repurchase. The Company records as assets on its Consolidated Statements of Financial Condition, Financial Instruments Owned and Pledged as Collateral at Fair Value (where the Company has acquired the securities deliverable to clients under these repurchase arrangements by purchasing securities in the open market) and Securities Purchased Under Agreements to Resell (where the Company has acquired the securities deliverable to clients under these repurchase agreements by entering into reverse repurchase agreements with unrelated third parties). These Mexican government securities had an estimated average time to maturity of approximately 1.4 years, as of December 31, 2016, and are pledged as collateral against repurchase agreements. Generally, collateral is posted equal to the contract value at inception and is subject to market changes. These repurchase agreements are primarily with institutional customer accounts managed by ECB and permit the counterparty to pledge the securities.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

ECB has procedures in place to monitor the daily risk limits for positions taken, as well as the credit risk based on the collateral pledged under these agreements against their contract value from inception to maturity date. The daily risk measure is Value at Risk ("VaR"), which is a statistical measure, at a 98% confidence level, of the potential daily losses from adverse market movements in an ordinary market environment based on a historical simulation using the prior year's historical data. ECB's Risk Management Committee (the "Committee") has established a policy to maintain VaR at levels below 0.1% of the value of the portfolio. If at any point in time the threshold is exceeded, ECB personnel are alerted by an automated interface with ECB's trading systems and begin to make adjustments in the portfolio in order to mitigate the risk and bring the portfolio in compliance. Concurrently, ECB personnel must notify the Committee of the variance and the actions taken to reduce the exposure to loss.
In addition to monitoring VaR, ECB periodically performs discrete stress tests to assure that the level of potential losses that would arise from extreme market movements that may not be anticipated by VaR measures are within acceptable levels.
As of December 31, 2016 and 2015, a summary of the Company's assets, liabilities and collateral received or pledged related to these transactions was as follows:

	December 31, 2016		December 31, 2015
	Asset (Liability) Balance	Market Value of Collateral Received or (Pledged)	Asset (Liability) Balance	Market Value of Collateral Received or (Pledged)
Assets
Financial Instruments Owned and Pledged as Collateral at Fair Value	$18,535		$41,742
Securities Purchased Under Agreements to Resell	12,585	$12,601	2,191	$2,192
Total Assets	$31,120		$43,933
Liabilities
Securities Sold Under Agreements to Repurchase	$(31,150)	$(31,155)	$(44,000)	$(44,063)
Note 9 – Investments
The Company's investments reported on the Consolidated Statements of Financial Condition consist of investments in private equity partnerships, other investments in unconsolidated affiliated companies, an equity security in a private company and investments in Glisco Manager Holdings LP and Trilantic. The Company's investments are relatively high-risk and illiquid assets.
The Company's investments in private equity partnerships consist of investment interests in private equity funds which are voting interest entities. Realized and unrealized gains and losses on the private equity investments are included within Investment Management Revenue.
The Company also has investments in G5 ǀ Evercore, ABS and Atalanta Sosnoff, which are voting interest entities. The Company's share of earnings (losses) on its investments in G5 ǀ Evercore, ABS and Atalanta Sosnoff (after its deconsolidation on December 31, 2015) are included within Income from Equity Method Investments on the Consolidated Statements of Operations.
Investments in Private Equity
Private Equity Funds
The Company's investments related to private equity partnerships and associated entities include investments in Evercore Capital Partners II, L.P. ("ECP II"), Discovery Americas I, L.P. (the "Discovery Fund"), Glisco II, Glisco III, Trilantic Capital Partners Associates IV, L.P. ("Trilantic IV") and Trilantic Capital Partners V, L.P. ("Trilantic V"). Portfolio holdings of the private equity funds are carried at fair value. Accordingly, the Company reflects its pro rata share of the unrealized gains and losses occurring from changes in fair value. Additionally, the Company reflects its pro rata share of realized gains, losses and carried interest associated with any investment realizations.
On December 31, 2014, ECP II was terminated. The Company's investment at December 31, 2016 of $933 is comprised of its remaining interest in the general partner, including $852 in cash and $81 in securities. In addition, on September 12, 2016 the final distribution related to CSI Capital, L.P. ("CSI Capital") was made.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

A summary of the Company's investment in the private equity funds as of December 31, 2016 and 2015 was as follows:

	December 31,
	2016	2015
ECP II	$933	$983
Discovery Fund	7,463	6,632
Glisco II	6,897	6,091
Glisco III	529	5,786
CSI Capital	—	35
Trilantic IV	211	2,829
Trilantic V	5,709	4,117
Total Private Equity Funds	$21,742	$26,473
Net realized and unrealized gains on private equity fund investments were $7,616, $5,086 and $7,858 for the years ended December 31, 2016, 2015 and 2014, respectively. During the year ended December 31, 2016, Trilantic IV made distributions of $3,320. During the year ended December 31, 2015, ECP II, Glisco II, CSI Capital and Trilantic IV made distributions of $3,000, $3,194, $2,909 and $2,907, respectively. In the event the funds perform poorly, the Company may be obligated to repay certain carried interest previously distributed. As of December 31, 2016, the Company had $1,400 of previously distributed carried interest that may be subject to repayment.
General Partners of Private Equity Funds which are VIEs
The Company has concluded that Evercore Partners II, L.L.C. ("EP II L.L.C."), the general partner of ECP II, is a VIE pursuant to ASC 810. The Company owned 8%-9% of the carried interest earned by the general partner of ECP II. The Company's assessment of the design of EP II L.L.C. resulted in the determination that the Company is not acting as an agent for other members of the general partner and is a passive holder of interests in the fund, evidenced by the fact that the Company is a non-voting, non-managing member of the general partner and, therefore, has no authority in directing the management operations of the general partner. Furthermore, the Company does not have the obligation to absorb significant losses or the right to receive benefits that could potentially have a significant impact to EP II L.L.C. Accordingly, the Company has concluded that it is not the primary beneficiary of EP II L.L.C. and has not consolidated EP II L.L.C. in the Company's consolidated financial statements.
Following the Glisco transaction, the Company concluded that GCP II, GCP III and Glisco Manager Holdings LP are VIEs and that the Company is not the primary beneficiary of these VIEs. The Company's assessment of the primary beneficiary of these entities included assessing which parties have the power to significantly impact the economic performance of these entities and the obligation to absorb losses, which could be potentially significant to the entities, or the right to receive benefits from the entities that could be potentially significant. Neither the Company nor its related parties will have the ability to make decisions that significantly impact the economic performance of these entities. Further, as a limited partner in these entities, the Company does not possess substantive participating rights. The Company had assets of $9,889 included in its Consolidated Statement of Financial Condition at December 31, 2016 related to these unconsolidated VIEs, representing the carrying value of the Company's investments in the entities. The Company's exposure to the obligations of these VIEs is generally limited to its investments in these entities. The Company's maximum exposure to loss as of December 31, 2016 was $12,232, which represents the carrying value of the Company's investments in these VIEs, as well as any unfunded commitments to the current funds.
Investment in Trilantic Capital Partners
In 2010, the Company made a limited partnership investment in Trilantic in exchange for 500 Class A LP Units having a fair value of $16,090. This investment gave the Company the right to invest in Trilantic's current and future private equity funds, beginning with Trilantic Fund IV. The Company accounts for this investment under the cost method, subject to impairment. The Company allocates the cost of this investment to its investments in current and future Trilantic funds as the Company satisfies the capital calls of these funds. The Company bases this allocation on its expectation of Trilantic's future fundraising ability and performance. During 2016, $1,130 and $50 of this investment was allocated to Trilantic Fund V and IV, respectively. During 2015, $636 and $8 of this investment was allocated to Trilantic Fund V and IV, respectively. During 2014, $689 of this investment was allocated to Trilantic Fund V. From 2010 to 2013, $825 and $1,120 of this investment was

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

allocated to Trilantic Fund V and IV, respectively. This investment had a balance of $11,632 and $12,812 as of December 31, 2016 and 2015, respectively. The Company has a $5,000 commitment to invest in Trilantic Fund V, of which $2,041 was unfunded at December 31, 2016. The Company and Trilantic anticipate that the Company will participate in the successor funds to Trilantic Fund V. The Company further anticipates that participation in the successor fund will be at approximately $12,000.
Cost Method Investments
In 2015, the Company received an equity security in a private company with a fair value of $1,079 in exchange for advisory services. This investment is accounted for under the cost method of accounting.
Following the Glisco transaction in 2016, the Company recorded an investment in Glisco Manager Holdings LP representing the fair value of the deferred consideration resulting from this transaction. This investment is accounted for under the cost method of accounting. The Company amortizes the balance of its investment as distributions are received related to the deferred consideration. This investment had a balance of $2,463 as of December 31, 2016.
Equity Method Investments
A summary of the Company's other investments accounted for under the equity method of accounting as of December 31, 2016 and 2015 was as follows:

	December 31,
	2016	2015
G5 ǀ Evercore	$26,016	$20,730
ABS	38,982	41,567
Atalanta Sosnoff	14,719	23,990
Total	$79,717	$86,287
G5 ǀ Evercore
In 2010, the Company made an investment accounted for under the equity method of accounting in G5 ǀ Evercore. At December 31, 2016, the Company's economic ownership interest in G5 ǀ Evercore was 49%. This investment resulted in earnings (losses) of $1,154, $662 and ($48) for the years ended December 31, 2016, 2015 and 2014, respectively, included within Income from Equity Method Investments on the Consolidated Statements of Operations. In addition, the investment is subject to currency translation from Brazilian Real to the U.S. Dollar.
ABS
In 2011, the Company made an investment accounted for under the equity method of accounting in ABS. At December 31, 2016, the Company's economic ownership interest in ABS was 45%. This investment resulted in earnings of $4,913, $5,388 and $5,228 for the years ended December 31, 2016, 2015 and 2014, respectively, included within Income from Equity Method Investments on the Consolidated Statements of Operations.
Atalanta Sosnoff
On December 31, 2015, the Company amended the Operating Agreement with Atalanta Sosnoff and deconsolidated its assets and liabilities. The Company accounted for its interest in Atalanta Sosnoff under the equity method of accounting from that date forward. The carrying amount of the investment was $23,990 at December 31, 2015, representing its fair value on that date.
Following the retirement of Atalanta Sosnoff's founding member during the fourth quarter of 2016, the Company performed an impairment assessment for its investment in Atalanta Sosnoff and concluded that an other-than-temporary impairment had occurred. The Company recorded an impairment charge of $8,100, included in Special Charges on the Consolidated Statement of Operations for the year ended December 31, 2016. See Note 4 for further information.
At December 31, 2016, the Company's economic ownership interest in Atalanta Sosnoff was 49%. This investment resulted in earnings of $574 for the year ended December 31, 2016, included within Income from Equity Method Investments on the Consolidated Statements of Operations.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Other
The Company allocates the purchase price of its equity method investments, in part, to the inherent finite-lived identifiable intangible assets of the investees. The Company's share of the earnings of the investees has been reduced by the amortization of these identifiable intangible assets inherent in the investments of $3,533, $2,484 and $2,586 for the years ended December 31, 2016, 2015 and 2014, respectively.
The Company assesses its equity method investments for impairment annually, or more frequently if circumstances indicate impairment may have occurred.
The Company acquired a 19% interest in Luminis Partners ("Luminis") on January 1, 2017, which will be accounted for under the equity method of accounting going forward. See Note 18 for further information.
Note 10 – Fair Value Measurements
ASC 820, "Fair Value Measurements and Disclosures" ("ASC 820") establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily-available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
Investments measured and reported at fair value are classified and disclosed in one of the following categories:
Level I – Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments included in Level I include listed equities and listed derivatives. As required by ASC 820, the Company does not adjust the quoted price for these investments, even in situations where the Company holds a large position and a sale could reasonably impact the quoted price.
Level II – Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. The estimated fair values of the Corporate Bonds, Municipal Bonds, Other Debt Securities and Securities Investments held at December 31, 2016 and 2015 are based on prices provided by external pricing services.
Level III – Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation.
The following table presents the categorization of investments and certain other financial assets measured at fair value on a recurring basis as of December 31, 2016 and 2015:

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

	December 31, 2016
	Level I	Level II	Level III	Total
Corporate Bonds, Municipal Bonds and Other Debt Securities (1)	$—	$44,630	$—	$44,630
Securities Investments (1)	3,794	1,728	—	5,522
Investment Funds	25,508	—	—	25,508
Financial Instruments Owned and Pledged as Collateral at Fair Value	18,535	—	—	18,535
Total Assets Measured At Fair Value	$47,837	$46,358	$—	$94,195

	December 31, 2015
	Level I	Level II	Level III	Total
Corporate Bonds, Municipal Bonds and Other Debt Securities (1)	$—	$44,144	$—	$44,144
Securities Investments (1)	5,200	1,749	—	6,949
Investment Funds	2,347	—	—	2,347
Financial Instruments Owned and Pledged as Collateral at Fair Value	41,742	—	—	41,742
Total Assets Measured At Fair Value	$49,289	$45,893	$—	$95,182

(1)
Includes $9,173 and $9,653 of treasury bills, municipal bonds and commercial paper classified within Cash and Cash Equivalents on the Consolidated Statements of Financial Condition as of December 31, 2016 and 2015, respectively.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
The Company had no transfers between fair value levels during the years ended December 31, 2016 or 2015.

During the fourth quarter of 2016, the Company determined that the fair value of its equity method investment in Atalanta Sosnoff was $14,730. The fair value of the investment was estimated by utilizing both a market multiple approach and a discounted cash flow methodology based on the adjusted cash flows from operations. The equity method investment was measured at fair value on a non-recurring basis as a Level III asset. See Note 4 for further information.

During the fourth quarter of 2015, the Company determined that the fair value of the goodwill in its Institutional Asset Management reporting unit was $66,200. The fair value of the reporting unit was estimated by utilizing both a market multiple approach and a discounted cash flow methodology based on the adjusted cash flows from operations. Goodwill is measured at fair value on a non-recurring basis as a Level III asset. See Note 4 for further information.
The carrying amount and estimated fair value of the Company's financial instrument assets and liabilities, which are not measured at fair value on the Consolidated Statements of Financial Condition, are listed in the tables below.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

		December 31, 2016
	Carrying	Estimated Fair Value
	Amount	Level I	Level II	Level III	Total
Financial Assets:
Cash and Cash Equivalents	$549,351	$549,351	$—	$—	$549,351
Securities Purchased Under Agreements to Resell	12,585	—	12,585	—	12,585
Accounts Receivable	230,522	—	230,522	—	230,522
Receivable from Employees and Related Parties	15,034	—	15,034	—	15,034
Assets Segregated for Bank Regulatory Requirements	10,200	10,200	—	—	10,200
Closely-held Equity Security	1,079	—	—	1,079	1,079
Financial Liabilities:
Accounts Payable and Accrued Expenses	$30,723	$—	$30,723	$—	$30,723
Securities Sold Under Agreements to Repurchase	31,150	—	31,150	—	31,150
Payable to Employees and Related Parties	27,366	—	27,366	—	27,366
Notes Payable	168,097	—	170,251	—	170,251
Subordinated Borrowings	16,550	—	16,803	—	16,803

		December 31, 2015
	Carrying	Estimated Fair Value
	Amount	Level I	Level II	Level III	Total
Financial Assets:
Cash and Cash Equivalents	$439,111	$439,111	$—	$—	$439,111
Securities Purchased Under Agreements to Resell	2,191	—	2,191	—	2,191
Accounts Receivable	175,497	—	175,497	—	175,497
Receivable from Employees and Related Parties	21,189	—	21,189	—	21,189
Assets Segregated for Bank Regulatory Requirements	10,200	10,200	—	—	10,200
Closely-held Equity Security	1,079	—	—	1,079	1,079
Loans Receivable	3,500	—	3,666	—	3,666
Financial Liabilities:
Accounts Payable and Accrued Expenses	$43,878	$—	$43,878	$—	$43,878
Securities Sold Under Agreements to Repurchase	44,000	—	44,000	—	44,000
Payable to Employees and Related Parties	28,392	—	28,392	—	28,392
Notes Payable	119,250	—	120,373	—	120,373
Subordinated Borrowings	22,550	—	23,076	—	23,076
The following methods and assumptions were used to estimate the fair value of these financial assets and liabilities:
The fair value of the Company's Closely-held Equity Security is based on recent comparable transactions executed by the issuer.
The fair value of the Company's Loans Receivable, Notes Payable and Subordinated Borrowings is estimated based on a present value analysis utilizing aggregate market yields obtained from independent pricing sources for similar financial instruments.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

The carrying amounts reported on the Consolidated Statements of Financial Condition for Cash and Cash Equivalents, Securities Purchased Under Agreements to Resell, Securities Sold Under Agreements to Repurchase, Accounts Receivable, Receivable from Employees and Related Parties, Accounts Payable and Accrued Expenses, Payable to Employees and Related Parties and Assets Segregated for Bank Regulatory Requirements approximate fair value due to the short-term nature of these items.
Note 11 – Furniture, Equipment and Leasehold Improvements
Furniture, Equipment and Leasehold Improvements consisted of the following:

	December 31,
	2016	2015
Furniture and Equipment	$27,288	$20,484
Leasehold Improvements	54,993	52,253
Computer and Computer-related Equipment	23,038	17,899
Total	105,319	90,636
Less: Accumulated Depreciation and Amortization	(53,668)	(42,656)
Furniture, Equipment and Leasehold Improvements, Net	$51,651	$47,980
Depreciation and amortization expense for Furniture, Equipment and Leasehold Improvements totaled $13,160, $10,469 and $8,256 for the years ended December 31, 2016, 2015 and 2014, respectively.
Note 12 – Notes Payable and Subordinated Borrowings
On March 30, 2016, the Company issued an aggregate of $170,000 of senior notes, including: $38,000 aggregate principal amount of its 4.88% Series A senior notes due 2021 (the "Series A Notes"), $67,000 aggregate principal amount of its 5.23% Series B senior notes due 2023 (the "Series B Notes"), $48,000 aggregate principal amount of its 5.48% Series C senior notes due 2026 (the "Series C Notes") and $17,000 aggregate principal amount of its 5.58% Series D senior notes due 2028 (the "Series D Notes" and together with the Series A Notes, the Series B Notes and the Series C Notes, the "Private Placement Notes"), pursuant to a note purchase agreement (the "Note Purchase Agreement") dated as of March 30, 2016, among the Company and the purchasers party thereto in a private placement exempt from registration under the Securities Act of 1933.
Interest on the Private Placement Notes is payable semi-annually and the Private Placement Notes are guaranteed by certain of the Company's domestic subsidiaries. The Company may, at its option, prepay all, or from time to time any part of, the Private Placement Notes (without regard to Series), in an amount not less than 5% of the aggregate principal amount of the Private Placement Notes then outstanding at 100% of the principal amount thereof plus an applicable "make-whole amount." Upon the occurrence of a change of control, the holders of the Private Placement Notes will have the right to require the Company to prepay the entire unpaid principal amounts held by each holder of the Private Placement Notes plus accrued and unpaid interest to the prepayment date. The Note Purchase Agreement contains customary covenants, including financial covenants requiring compliance with a maximum leverage ratio, a minimum tangible net worth and a minimum interest coverage ratio, and customary events of default. As of December 31, 2016, the Company was in compliance with all of these covenants.
The Company used $120,000 of the net proceeds from the Private Placement Notes to repay outstanding borrowings under the senior credit facility with Mizuho Bank, Ltd. ("Mizuho") on March 30, 2016 and used the remaining net proceeds for general corporate purposes.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Notes Payable is comprised of the following as of December 31, 2016:

Note	Maturity Date	Effective Annual Interest Rate	Carrying Value as of December 31, 2016 (a)
Evercore Inc. 4.88% Series A Senior Notes	3/30/2021	5.16%	$37,597
Evercore Inc. 5.23% Series B Senior Notes	3/30/2023	5.44%	66,254
Evercore Inc. 5.48% Series C Senior Notes	3/30/2026	5.64%	47,445
Evercore Inc. 5.58% Series D Senior Notes	3/30/2028	5.72%	16,801
Total			$168,097
(a) Carrying value has been adjusted to reflect the presentation of debt issuance costs as a direct reduction from the related liability.
The Company has subordinated borrowings, principally with an executive officer of the Company, due on October 31, 2019. These borrowings have a coupon of 5.5%, payable semi-annually. In April 2016, the Company repaid $6,000 of the original borrowings pursuant to a separate agreement. The Company had $16,550 and $22,550 in subordinated borrowings pursuant to these agreements as of December 31, 2016 and 2015, respectively. In February 2017, the Company repaid $6,000 of the original borrowings.
As of December 31, 2016, the future payments required on the Notes Payable and Subordinated Borrowings, including principal and interest were as follows:

2017	$9,847
2018	9,847
2019	26,250
2020	8,937
2021	46,010
Thereafter	155,261
Total	$256,152
Note 13 – Employee Benefit Plans
Defined Contribution Retirement Plan – The Company, through a subsidiary, provides certain retirement benefits to employees through a qualified retirement plan. The Evercore Partners Services East L.L.C. Retirement Plan (the "Evercore Plan") is a defined contribution plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code. It also includes a discretionary profit sharing feature. The Evercore Plan was formed on February 1, 1996 and subsequently amended. The Evercore Plan's year ends on December 31 of each year. The Company, at its sole discretion, determines the amount, if any, of profit to be contributed to the Evercore Plan.
The Company made no contributions for the years ended December 31, 2016, 2015 and 2014.
Evercore Europe Defined Contribution Benefit Plan – Evercore Partners Limited ("Evercore Europe") established the Evercore Partners Limited Group Personal Pension Plan (the "Evercore Europe Plan"), a defined contribution benefit plan, in November 2006 for Evercore Europe employees and members.
The Evercore Europe Plan, for employees starting between November 2006 and July 2011, has a salary deferral feature as permitted under existing tax guidelines for HM Customs and Revenue, the Inland Revenue Service in the United Kingdom. Evercore Europe employees must have elected to participate in the plan prior to July 2011, and Evercore Europe has a minimum annualized contribution of 15% to 50% of an employee's salary for all the employees who participated, depending on the respective employee's level within the Company. These employees are also eligible to contribute up to 10% of their salary to the Evercore Europe Plan and under the terms of the Evercore Europe Plan, if an employee contributes a minimum of 7.5% to 10% of their salary to the plan, Evercore Europe must make a matching contribution of 5% to 10% of the employee's salary depending on the employee's level within the Company.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

The Evercore Europe Plan, for employees starting after July 2011, has a salary deferral feature as permitted under existing tax guidelines for HM Customs and Revenue. Evercore Europe has a minimum annualized contribution of 17.5% of an employee's salary. Employees are also eligible to contribute a percentage of their salary to the Evercore Europe Plan; however, any contribution made does not entitle them to a matching contribution from Evercore Europe.
The Company made contributions to the Evercore Europe Plan of $3,524, $3,808 and $4,167 for the years ended December 31, 2016, 2015 and 2014, respectively.
ISI U.K Personal Pension Plan – For employees of ISI U.K., a personal pension plan is available for all employees to contribute a percentage of their salary. The Company will contribute up to 5% of an employee's salary. The Company made contributions to the ISI U.K. Personal Pension Plan of $82 for the year ended December 31, 2016.
Note 14 – Evercore Inc. Stockholders' Equity
Dividends – The Company's Board of Directors declared on January 30, 2017, a quarterly cash dividend of $0.34 per share, to the holders of record of Class A Shares as of February 24, 2017, which will be paid on March 10, 2017. During the year ended December 31, 2016, the Company declared and paid dividends of $1.27 per share, totaling $51,558. During the year ended December 31, 2015, the Company declared and paid dividends of $1.15 per share, totaling $46,326.
Treasury Stock – During the year ended December 31, 2016, the Company purchased 1,087 Class A Shares primarily from employees at values ranging from $44.30 to $70.65 per share (at an average cost per share of $47.63), primarily for the net settlement of stock-based compensation awards, and 2,388 net Class A Shares at market values ranging from $44.59 to $52.74 per share (at an average cost per share of $48.21) pursuant to the Company's share repurchase program. The result of these purchases was an increase in Treasury Stock of $167,241 on the Company's Consolidated Statement of Financial Condition as of December 31, 2016. During the year ended December 31, 2015, the Company purchased 996 Class A Shares primarily from employees at values ranging from $47.56 to $59.02 per share (at an average cost per share of $50.92), primarily for the net settlement of stock-based compensation awards, and 4,471 net Class A Shares at market values ranging from $47.10 to $57.03 per share (at an average cost per share of $51.82) pursuant to the Company's share repurchase program. The result of these purchases was an increase in Treasury Stock of $283,283 on the Company's Consolidated Statement of Financial Condition as of December 31, 2015.
LP Units – During the year ended December 31, 2016, 532 LP Units were exchanged for Class A Shares, resulting in an increase to Common Stock and Additional Paid-In-Capital of $5 and $16,242, respectively, on the Company's Consolidated Statement of Financial Condition as of December 31, 2016. During the year ended December 31, 2015, 586 LP Units were exchanged for Class A Shares, resulting in an increase to Common Stock and Additional Paid-In-Capital of $6 and $12,833, respectively, on the Company's Consolidated Statement of Financial Condition as of December 31, 2015.
During the year ended December 31, 2015, the Company purchased 26 LP Units and certain other rights from a noncontrolling interest holder, resulting in a decrease to Noncontrolling Interest of $353 and a decrease to Additional Paid-In Capital of $770, on the Company's Consolidated Statement of Financial Condition as of December 31, 2015.
Accumulated Other Comprehensive Income (Loss) – As of December 31, 2016, Accumulated Other Comprehensive Income (Loss) on the Company's Consolidated Statement of Financial Condition includes an accumulated Unrealized Gain (Loss) on Marketable Securities and Investments, net, and a Foreign Currency Translation Adjustment Gain (Loss), net, of ($5,828) and ($44,268), respectively.
Note 15 – Noncontrolling Interest
Noncontrolling Interest recorded in the consolidated financial statements of the Company relates to a 14% interest in Evercore LP, a 38% interest in Evercore Wealth Management ("EWM"), a 39% interest in Evercore Private Capital Advisory L.P. ("PCA"), a 28% interest in ECB (through January 29, 2016, the date all of the noncontrolling interest was repurchased by the Company), a 34% equity interest in Atalanta Sosnoff (through December 31, 2015, the date it was deconsolidated), a 38% interest in Institutional Equities (through October 31, 2014, the date all of the noncontrolling interest was repurchased by the Company) and other private equity partnerships (through September 30, 2016, the date the Company deconsolidated its Mexican Private Equity business). The Noncontrolling Interests for Evercore LP, EWM and PCA have rights, in certain circumstances, to convert into Class A Shares.
Changes in Noncontrolling Interest for the years ended December 31, 2016, 2015 and 2014 were as follows:

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

	For the Years Ended December 31,
	2016	2015	2014
Beginning balance	$202,664	$160,952	$60,577

Comprehensive income (loss):
Net Income Attributable to Noncontrolling Interest	40,984	14,827	20,497
Other comprehensive income (loss)	(3,737)	(3,886)	(2,608)
Total comprehensive income	37,247	10,941	17,889

Evercore LP Units Purchased or Converted into Class A Shares	(16,480)	(12,012)	(11,686)
Amortization and Vesting of LP Units/Interests	81,392	82,734	3,593
Issuance of Noncontrolling Interest for Acquisitions and Investments	—	—	72,344

Other Items:
Distributions to Noncontrolling Interests	(38,154)	(23,723)	(10,655)
Deconsolidation of Atalanta Sosnoff	—	(16,090)	—
Net Reclassification to/from Redeemable Noncontrolling Interest	—	—	27,477
Issuance of Noncontrolling Interest	885	594	2,449
Purchase of Noncontrolling Interest	(5,225)	—	—
Deconsolidation of GCP III	(5,808)	—	—
Other, net	(488)	(732)	(1,036)
Total other items	(48,790)	(39,951)	18,235

Ending balance	$256,033	$202,664	$160,952
Other Comprehensive Income - Other comprehensive income (loss) attributed to Noncontrolling Interest includes Unrealized Gain (Loss) on Marketable Securities and Investments, net, of ($699), ($1,083) and ($981) for the years ended December 31, 2016, 2015 and 2014, respectively, and Foreign Currency Translation Adjustment Gain (Loss), net, of ($3,038), ($2,803) and ($1,627) for the years ended December 31, 2016, 2015 and 2014, respectively.
Interests Purchased - On January 29, 2016, the Company purchased, at fair value, all of the noncontrolling interest in ECB for $6,482 resulting in a decrease to Noncontrolling Interest of $5,225 and a decrease to Additional Paid-In Capital of $1,257, on the Company's Consolidated Statement of Financial Condition for the year ended December 31, 2016.
During the year ended December 31, 2016, the Company purchased 5 LP Units and certain other rights from a noncontrolling interest holder, resulting in a decrease to Noncontrolling Interest of $235 on the Company's Consolidated Statement of Financial Condition as of December 31, 2016.
During the year ended December 31, 2015, the Company purchased 26 LP Units and certain other rights from a noncontrolling interest holder, resulting in a decrease to Noncontrolling Interest of $353 and a decrease to Additional Paid-In Capital of $770, on the Company's Consolidated Statement of Financial Condition as of December 31, 2015.
In May 2014, the Company purchased 3 units, or 22%, of the aggregate amount of the outstanding EWM Class A units held by members of EWM for 119 Class A Shares and 11 LP Units of the Company, at a fair value of $7,100. This transaction resulted in an increase in the Company's ownership in EWM to 62%. In conjunction with this purchase, the Company amended the Amended and Restated Limited Liability Company Agreement of EWM. Per the amended agreement, the holders of certain EWM interests no longer have the option to redeem these capital interests for cash upon the event of the death or disability of the holder. Accordingly, the value of these interests had been reclassified from Redeemable Noncontrolling Interest to Noncontrolling Interest on the Unaudited Condensed Consolidated Statement of Financial Condition as of June 30, 2014. The above transactions had the effect of reducing Redeemable Noncontrolling Interest and Treasury Stock by $34,577 and $3,856, respectively, and increasing Noncontrolling Interest and Additional Paid-In-Capital by $27,477 and $3,244, respectively, at June

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

30, 2014. These interests were reflected at their fair value of $34,577 within Redeemable Noncontrolling Interest on the Unaudited Condensed Consolidated Statement of Financial Condition at March 31, 2014. Changes in the fair value of these redeemable noncontrolling interests resulted in a decrease to Additional Paid-In-Capital of $4,116 for the year ended December 31, 2014.
GCP III - On July 19, 2016, the Company and the principals of its Mexican Private Equity business entered into an agreement to transfer ownership of its Mexican Private Equity business and related entities to Glisco. Upon the closing of this transaction, which occurred on September 30, 2016, the Company deconsolidated the noncontrolling interest in GCP III of $5,808. See Note 4 for further information.
Atalanta Sosnoff - On December 31, 2015, the Company deconsolidated the assets and liabilities of Atalanta Sosnoff, as well as its related redeemable noncontrolling interests. See Note 4 for further information.
ISI Transaction - The value of the Class E LP Units exchanged as consideration for the Company's acquisition of the operating businesses of ISI, as well as the value of Class E LP Units exchanged for the interest in its Institutional Equities business it did not own, resulted in an increase to Noncontrolling Interest of $68,835 as of December 31, 2014. Further, the purchase of the remaining noncontrolling interest in the Institutional Equities business, including the portion exchanged for cash, resulted in a reduction of Additional Paid-In-Capital of $17,307 for the year ended December 31, 2014. Further, the Company's acquisition of a small advisory boutique firm resulted in an increase in Noncontrolling Interest of $3,509 as of December 31, 2014.
Other - In addition, Noncontrolling Interest was reduced and Additional Paid-In-Capital was increased by the net effect of $1,124 as of December 31, 2014, reflecting other adjustments resulting from changes in ownership in the Company's subsidiaries.
Note 16 – Net Income Per Share Attributable to Evercore Inc. Common Shareholders
The calculations of basic and diluted net income per share attributable to Evercore Inc. common shareholders for the years ended December 31, 2016, 2015 and 2014 are described and presented below.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

	For the Years Ended December 31,
	2016	2015	2014
Basic Net Income Per Share Attributable to Evercore Inc. Common Shareholders
Numerator:
Net income attributable to Evercore Inc. common shareholders	$107,528	$42,863	$86,874
Denominator:
Weighted average Class A Shares outstanding, including vested RSUs	39,220	37,161	35,827
Basic net income per share attributable to Evercore Inc. common shareholders	$2.74	$1.15	$2.42
Diluted Net Income Per Share Attributable to Evercore Inc. Common Shareholders
Numerator:
Net income attributable to Evercore Inc. common shareholders	$107,528	$42,863	$86,874
Noncontrolling interest related to the assumed exchange of LP Units for Class A Shares	(a)	(a)	(a)
Associated corporate taxes related to the assumed elimination of Noncontrolling Interest described above	(a)	(a)	(a)
Diluted net income attributable to Evercore Inc. common shareholders	$107,528	$42,863	$86,874
Denominator:
Weighted average Class A Shares outstanding, including vested RSUs	39,220	37,161	35,827
Assumed exchange of LP Units for Class A Shares	(a)	(a)	(a)
Additional shares of the Company's common stock assumed to be issued pursuant to non-vested RSUs and deferred consideration, as calculated using the Treasury Stock Method	2,065	2,162	2,723
Shares that are contingently issuable (b)	2,908	1,747	88
Assumed conversion of Warrants issued (c)	—	2,629	3,205
Diluted weighted average Class A Shares outstanding	44,193	43,699	41,843
Diluted net income per share attributable to Evercore Inc. common shareholders	$2.43	$0.98	$2.08

(a)
The Company has outstanding LP Units in its subsidiary, Evercore LP, which give the holders the right to receive Class A Shares upon exchange on a one-for-one basis. During the years ended December 31, 2016, 2015 and 2014, the LP Units were antidilutive and consequently the effect of their exchange into Class A Shares has been excluded from the calculation of diluted net income per share attributable to Evercore Inc. common shareholders. The units that would have been included in the denominator of the computation of diluted net income per share attributable to Evercore Inc. common shareholders if the effect would have been dilutive were 6,397, 6,606 and 5,161 for the years ended December 31, 2016, 2015 and 2014, respectively. The adjustment to the numerator, diluted net income attributable to Class A common shareholders, if the effect would have been dilutive, would have been $18,196, $7,697 and $12,912 for the years ended December 31, 2016, 2015 and 2014, respectively. In computing this adjustment, the Company assumes that all vested Class A LP Units and all Class E LP Units are converted into Class A Shares, that all earnings attributable to those shares are attributed to Evercore Inc. and, that it has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at prevailing corporate tax rates. The Company does not anticipate that the LP Units will result in a dilutive computation in future periods.

(b)
At December 31, 2016 and 2015, the Company has outstanding Class G and H LP Interests which are contingently exchangeable into Class E LP Units, and ultimately Class A Shares, as well as outstanding Class I-P Units which are contingently exchangeable into Class I LP Units, and ultimately Class A Shares, as they are subject to certain performance

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

thresholds being achieved. See Note 17 for a further discussion. For the purposes of calculating diluted net income per share attributable to Evercore Inc. common shareholders, the Company's Class G and H LP Interests and Class I-P LP Units will be included in diluted weighted average Class A Shares outstanding as of the beginning of the period in which all necessary performance conditions have been satisfied. If all necessary performance conditions have not been satisfied by the end of the period, the number of shares that will be included in diluted weighted average Class A Shares outstanding will be based on the number of shares that would be issuable if the end of the reporting period were the end of the performance period. The Interests/Units that were assumed to be converted to an equal number of Class A Shares for purposes of computing diluted EPS were 2,908 and 1,747 for the years ended December 31, 2016 and 2015, respectively.

(c)	In November 2015, Mizuho exercised in full its outstanding Warrants to purchase 5,455 Class A Shares, of which the Company repurchased 2,355 shares.
The shares of Class B common stock have no right to receive dividends or a distribution on liquidation or winding up of the Company. The shares of Class B common stock do not share in the earnings of the Company and no earnings are allocable to such class. Accordingly, basic and diluted net income per share of Class B common stock have not been presented.
Note 17 – Share-Based and Other Deferred Compensation
Acquisition-related LP Units
Equities business - In conjunction with the acquisition of the operating businesses of ISI in 2014, the Company issued Evercore LP units and interests which have been treated as compensation, including 710 vested Class E LP Units and an allocation of the value, attributed to post-combination service, of 710 Class E LP Units that were unvested and vest ratably on October 31, 2015, 2016 and 2017 and become exchangeable once vested. The units will become exchangeable into Class A Shares of the Company subject to certain liquidated damages and continued employment provisions. Compensation expense related to Class E LP Units was $21,077, $21,425 and $3,399 for the years ended December 31, 2016, 2015 and 2014, respectively.
In October 2016 and 2015, 224 and 233 Class E LP Units vested, respectively.
The Company also issued 538 vested and 540 unvested Class G LP Interests, which vest ratably on February 15, 2016, 2017 and 2018, and 2,044 vested and 2,051 unvested Class H LP Interests, which will vest ratably on February 15, 2018, 2019 and 2020. The Company's vested Class G and Class H LP Interests will become exchangeable into Class A Shares of the Company subject to the achievement of certain performance targets. The Company's vested Class G LP Interests become exchangeable in February 2016, 2017 and 2018 if certain earnings before interest and taxes, excluding underwriting, ("Management Basis EBIT") margin thresholds within a range of 12% to 16%, are achieved for the calendar year preceding the date the interests become exchangeable. The Company's vested Class H LP Interests will become exchangeable in February 2018, 2019 and 2020 if certain average Management Basis EBIT and Management Basis EBIT margin thresholds, within ranges of $8,000 to $48,000 and 7% to 17%, respectively, are achieved for the three calendar years preceding the date the interests become exchangeable. In the event of death, disability or termination of employment without cause, unvested Class G and H LP Interests will be canceled or may vest based on determination of expected performance, based on a decision by Management.
In February 2017 and 2016, 368 and 371 Class G LP Interests achieved their performance targets and were converted to the same number of Class E LP Units, respectively.
Based on Evercore ISI's results for the year ended December 31, 2016, the Company determined that the achievement of certain of the remaining performance thresholds for the remaining Class G and H LP Interests was probable at December 31, 2016. This determination assumes a Management Basis EBIT margin of 16.1% and an annual Management Basis EBIT of $39,634 being achieved over the remaining performance period for Evercore ISI which would result in 3,610 Class G and H LP Interests vesting and becoming exchangeable into Class E LP Units. For the year ended December 31, 2015, the Company had determined that the achievement of certain of the remaining performance thresholds for the Class G and H LP Interests was probable and assumed a Management Basis EBIT margin of 15.2% and an annual Management Basis EBIT of $34,395 being achieved over the performance period for Evercore ISI. Accordingly, $59,357 and $61,111 of expense was recorded for the years ended December 31, 2016 and 2015, respectively, for the Class G and H LP Interests.
As of December 31, 2014, the Company determined that the achievement of the above performance thresholds associated with the Class G and H LP Interests was not probable. Accordingly, no expense was recorded for the year ended December 31, 2014 for the Class G and H LP Interests.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Assuming the maximum thresholds for the Class G and H LP Interests were considered probable of achievement at December 31, 2016, an additional $34,969 of expense would have been incurred for the year ended December 31, 2016 and the remaining expense to be accrued over the future vesting period extending from January 1, 2017 to February 15, 2020 would be $110,457. In that circumstance, the total number of Class G and H LP Interests that would vest and become exchangeable to Class E LP Units would be 4,939. Conversely, the life to date actual accrued expense related to unvested Class G and H LP Interests as of December 31, 2016 was $86,984, which would be reversed if the actual performance falls below, or is deemed probable of falling below, the minimum thresholds prior to vesting.
The following tables summarize activity related to the Acquisition-related Awards for the Company's equities business during the year ended December 31, 2016. In these tables, awards whose performance conditions have not yet been achieved are reflected as unvested:

	Class E LP Units
	Number of Units	Grant Date Weighted Average Fair Value
Unvested Balance at January 1, 2016	771	$39,525
Granted	4	203
Modified	—	—
Forfeited	(5)	(270)
Vested/Performance Achieved	(389)	(19,755)
Unvested Balance at December 31, 2016	381	$19,703

	Class G LP Interests		Class H LP Interests
	Number of Interests	Grant Date Weighted Average Fair Value	Number of Interests	Grant Date Weighted Average Fair Value
Unvested Balance at January 1, 2016	1,075	$55,623	4,083	$211,365
Granted	6	308	33	1,752
Modified	—	—	—	—
Forfeited	(6)	(303)	(33)	(1,729)
Vested/Performance Achieved	(364)	(18,811)	(37)	(1,933)
Unvested Balance at December 31, 2016	711	$36,817	4,046	$209,455
As of December 31, 2016, the total compensation cost not yet recognized related to these Acquisition-related Awards, including awards which are subject to performance conditions, was $162,379. The weighted-average period over which this compensation cost is expected to be recognized is 26 months.
Other Acquisition Related
Lexicon - During 2011, in connection with the acquisition of The Lexicon Partnership LLP ("Lexicon"), the Company committed to issue 1,883 restricted Class A Shares, including dividend equivalent units, ("Lexicon Acquisition-related Awards") and deferred cash consideration. Compensation expense related to Lexicon Acquisition-related Awards and deferred cash consideration was $1,237 and $301, respectively, for the year ended December 31, 2015, and $5,255 and $1,626, respectively, for the year ended December 31, 2014.
As of December 31, 2015, all Lexicon Acquisition-related Awards were fully vested and all compensation costs related to Lexicon Acquisition-related Awards and deferred cash consideration were recognized.
Stock Incentive Plans
In 2006 the Company's stockholders and board of directors adopted the Evercore Inc. 2006 Stock Incentive Plan. The total number of Class A Shares which could be issued under this plan was 20,000. During the second quarter of 2013, the Company's stockholders approved the Amended and Restated 2006 Evercore Inc. Stock Incentive Plan (the "2006 Plan"). The

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

amended and restated plan, among other things, authorized an additional 5,000 shares of the Company's Class A Shares. As of December 31, 2015, the total shares available to be granted in the future under the 2006 Plan was 2,865.
During the second quarter of 2016, the Company's stockholders approved the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan (the "2016 Plan"), which replaced the 2006 Plan. The 2016 Plan, among other things, authorizes an additional 10,000 shares of the Company's Class A Shares. The plans permit the Company to grant to key employees, directors and consultants incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, RSUs and other awards based on the Company's Class A Shares. The Company intends to use newly-issued Class A Shares to satisfy any awards under the plans. Class A Shares underlying any award granted under the plans that expire, terminate or are canceled or satisfied for any reason without being settled in stock again become available for awards under the plans. The total shares available to be granted in the future under the 2016 Plan was 9,906 as of December 31, 2016.
The Company also grants dividend equivalents, in the form of unvested RSU awards, concurrently with the payment of dividends to the holders of Class A Shares, on all unvested RSU grants awarded in conjunction with annual bonuses as well as new hire awards granted after April 2012. The dividend equivalents have the same vesting and delivery terms as the underlying RSU award.
The Company had 61 RSUs which were fully vested but not delivered as of December 31, 2016.
Equity Grants
2016 Equity Grants. During 2016, pursuant to the 2006 Plan and 2016 Plan, the Company granted employees 3,144 RSUs that are Service-based Awards. The Company also granted 900 RSUs during 2016 in conjunction with the appointment of the Executive Chairman, which are Service-based Awards granted outside of the 2016 Plan in reliance on the employment inducement exception provided under § 303A.08 of the NYSE Listed Company Manual. See "Executive Chairman" below for further information.
Service-based Awards granted during 2016 had grant date fair values of $44.30 to $70.65 per share. During 2016, 2,609 Service-based Awards vested and 181 Service-based Awards were forfeited. Compensation expense related to Service-based Awards was $125,990 for the year ended December 31, 2016.
The following table summarizes activity related to Service-based Awards during the year ended December 31, 2016:

	Service-based Awards
	Number of Shares	Grant Date Weighted Average Fair Value
Unvested Balance at January 1, 2016	5,634	$261,603
Granted	4,044	208,833
Modified	—	—
Forfeited	(181)	(8,758)
Vested	(2,609)	(115,230)
Unvested Balance at December 31, 2016	6,888	$346,448
As of December 31, 2016, the total compensation cost related to unvested Service-based Awards not yet recognized was $233,420. The ultimate amount of such expense is dependent upon the actual number of Service-based Awards that vest. The Company periodically assesses the forfeiture rates used for such estimates. A change in estimated forfeiture rates would cause the aggregate amount of compensation expense recognized in future periods to differ from the estimated unrecognized compensation expense described herein. The weighted-average period over which this compensation cost is expected to be recognized is 31 months.
2015 Equity Grants. During 2015, pursuant to the 2006 Plan, the Company granted employees 2,712 RSUs that are Service-based Awards. Service-based Awards granted during 2015 had grant date fair values of $48.41 to $58.47 per share. During 2015, 2,259 Service-based Awards vested and 167 Service-based Awards were forfeited. Compensation expense related to Service-based Awards was $105,496 for the year ended December 31, 2015.
2014 Equity Grants. During 2014, pursuant to the 2006 Plan, the Company granted employees 2,071 RSUs that are Service-based Awards. Service-based Awards granted during 2014 had grant date fair values of $46.59 to $58.67 per share.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

During 2014, 3,245 Service-based Awards vested and 158 Service-based Awards were forfeited. Compensation expense related to Service-based Awards was $90,597 for the year ended December 31, 2014.
Executive Chairman
In November 2016, in conjunction with the appointment of the Executive Chairman, the Company issued the following awards:
The Company granted a restricted cash award with a target payment amount of $35,000, of which $11,000 is scheduled to vest on March 1, 2019 and $6,000 is scheduled to vest on each of the first four anniversaries of March 1, 2019, provided that the Executive Chairman continues to remain employed through each such vesting date, subject to vesting upon specified termination events (including retirement, upon satisfying certain eligibility criteria, on or following May 1, 2019, subject to a six month prior written notice requirement) or a change in control. The Company has the discretion to increase (by an amount up to $35,000) or decrease (by an amount up to $8,750) the total amount payable under this award. Compensation expense related to this award was $568 for the year ended December 31, 2016.
The Company granted 900 RSUs with a grant date fair value of $65.38 per share, of which 18% vested on December 31, 2016 and were fully expensed during the year ended December 31, 2016. An additional 14% of these RSUs vest on each of March 1, 2018, 2019, 2020 and 2021, and 26% on March 1, 2022, provided that the Executive Chairman continues to remain employed through the applicable vesting date, subject to vesting upon specified termination events (including retirement, upon satisfying certain eligibility criteria, on or following January 15, 2022, subject to a one year prior written notice requirement) or a change in control. These awards will be expensed ratably over the remaining vesting period. Compensation expense, included in compensation expense related to Service-based Awards above, related to this award was $10,591 for the year ended December 31, 2016.
The Company issued 400 Class I-P Units of Evercore LP. These Class I-P Units convert into a specified number of Class I LP Units, which are exchangeable on a one-for-one basis to Class A Shares, contingent on the achievement of certain market and service conditions, subject to vesting upon specified termination events (including retirement, upon satisfying certain eligibility criteria, on or following January 15, 2022, subject to a one year prior written notice requirement) or a change in control. These Class I-P Units are segregated into two groups of 200 units each, with share price threshold vesting conditions which are required to exceed a certain level for 20 consecutive trading days. The Company determined the fair value of the award to be $24,412 and is expensing the award ratably over the implied service period, which ends on March 1, 2022. As the award contains market-based conditions, the entire expense will be recognized if the award does not vest for any reason other than the service conditions. Compensation expense related to this award was $544 for the year ended December 31, 2016.
Deferred Cash Program
The Company's deferred compensation program provided participants the ability to elect to receive a portion of their deferred compensation in cash, which is indexed to a notional investment portfolio and vests ratably over four years and requires payment upon vesting. The Company granted $41,147, $3,926 and $9,153 of deferred cash awards pursuant to the deferred compensation program during 2016, 2012 and 2011, respectively. Compensation expense related to this deferred compensation program was $14,936, $1,476 and $3,683 for the years ended December 31, 2016, 2015 and 2014, respectively. As of December 31, 2016, the total compensation cost related to the deferred compensation program not yet recognized was $29,916. The weighted-average period over which this compensation cost is expected to be recognized is 38 months.
Long-term Incentive Plan
The Company's Long-term Incentive Plan provides for incentive compensation awards to Advisory Senior Managing Directors, excluding executive officers of the Company, who exceed defined benchmark results over a four-year performance period beginning January 1, 2013. These awards, which aggregate $50,098 of liabilities on the Consolidated Statement of Financial Condition as of December 31, 2016, will be paid, in cash or Class A Shares, at the Company's discretion, in three equal installments in the first quarter of 2017, 2018 and 2019, subject to employment at the time of payment. These awards are subject to retirement eligibility requirements. The Company periodically assesses the probability of the benchmarks being achieved and expenses the probable payout over the requisite service period of the award. The compensation expense related to these awards was $35,258, $6,192 and $5,700 for the years ended December 31, 2016, 2015 and 2014, respectively.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Employee Loans Receivable
Periodically, the Company provides new and existing employees with cash payments in the form of loans and/or other cash awards which are subject to ratable vesting terms with service requirements ranging from one to five years. Generally, the terms of these awards include a requirement of either full or partial repayment of these awards based on the terms of their employment agreements with the Company. In circumstances where the employee meets the Company's minimum credit standards, the Company amortizes these awards to compensation expense over the relevant service period which is generally the period they are subject to forfeiture. Compensation expense related to these awards was $19,625, $14,564 and $13,851 for the years ended December 31, 2016, 2015 and 2014, respectively. The remaining unamortized amount of these awards was $32,845 as of December 31, 2016.
Other
The total income tax benefit related to share-based compensation arrangements recognized in the Company's Consolidated Statements of Operations for the years ended December 31, 2016, 2015 and 2014 was $44,209, $36,755 and $34,375, respectively.
In conjunction with the restructuring of our investment in Atalanta Sosnoff, the Company incurred expense included in Special Charges of $6,333 related to the conversion of certain of Atalanta Sosnoff's profits interests to equity, resulting in an increase to Additional Paid-In-Capital of $6,333 for the year ended December 31, 2015.
During the first quarter of 2017, as part of the 2016 bonus awards, the Company granted to certain employees approximately 2,500 unvested RSUs pursuant to the 2016 Plan. These awards will generally vest over four years.
Separation Benefits
The Company granted separation benefits to certain employees, resulting in expense included in Employee Compensation and Benefits of approximately $6,820, $6,766 and $5,671 for the years ended December 31, 2016, 2015 and 2014, respectively. In conjunction with these arrangements, the Company distributed cash payments of $3,622, $3,805 and $3,415 for the years ended December 31, 2016, 2015 and 2014, respectively. The Company also granted separation benefits to certain employees, resulting in expense included in Special Charges of approximately $1,863 and $3,372 for the years ended December 31, 2015 and 2014, respectively. In conjunction with these arrangements, the Company distributed cash payments of $487 and $238 for the years ended December 31, 2015 and 2014, respectively. See Note 5 for further information.
Note 18 – Commitments and Contingencies
Operating Leases – The Company leases office space under non-cancelable lease agreements, which expire on various dates through 2025. The Company reflects lease expense over the lease terms on a straight-line basis. Occupancy lease agreements, in addition to base rentals, generally are subject to escalation provisions based on certain costs incurred by the landlord. Occupancy and Equipment Rental on the Consolidated Statements of Operations includes occupancy rental expense relating to operating leases of $33,405, $34,180 and $27,375 for the years ended December 31, 2016, 2015 and 2014, respectively.
In conjunction with the lease of office space, the Company has entered into letters of credit in the amounts of approximately $5,387 and $5,086, which are secured by cash and included in Other Assets on the Consolidated Statements of Financial Condition as of December 31, 2016 and 2015, respectively.
The Company has entered into various operating leases for the use of certain office equipment. Rental expense for office equipment totaled $2,449, $1,990 and $1,640 for the years ended December 31, 2016, 2015 and 2014, respectively. Rental expense for office equipment is included in Occupancy and Equipment Rental on the Consolidated Statements of Operations.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

As of December 31, 2016, the approximate aggregate minimum future payments required on the operating leases are as follows:

2017	$33,335
2018	32,677
2019	32,105
2020	30,241
2021	27,299
Thereafter	36,036
Total	$191,693
Private Equity – As of December 31, 2016, the Company had unfunded commitments for capital contributions of $4,624 to private equity funds. These commitments will be funded as required through the end of each private equity fund's investment period, subject to certain conditions. Such commitments are satisfied in cash and are generally required to be made as investment opportunities are consummated by the private equity funds.
On February 11, 2010, the Company announced the formation of a strategic alliance to pursue private equity investment opportunities with Trilantic and to collaborate on the future growth of Trilantic's business. See Note 9 for further information.
Under the terms of the acquisition agreement for Protego Casa de Bolsa, S.A. de C.V., the Company is obligated to pay the partners that sold Protego 90% of the return proceeds and performance fees received from Protego's investment in the general partner of the Discovery Fund. Beginning in 2014, the Company received distributions from Discovery Americas Associated L.P., the general partner of the Discovery Fund. Accordingly, as of December 31, 2016, the Company recorded Goodwill of $10,523 pursuant to this agreement. The carrying value of the Company's investment in the Discovery Fund is $7,463 at December 31, 2016. See Note 9 for further information.
Lines of Credit
ECB maintains a line of credit with BBVA Bancomer to fund its trading activities on an intra-day and overnight basis. The intra-day facility has a maximum aggregate principal amount of approximately $9,700 and is secured by trading securities. No interest is charged on the intra-day facility. The overnight facility is charged the Inter-Bank Balance Interest Rate plus 10 basis points. There have been no significant draw downs on ECB's line of credit since August 10, 2006. The line of credit is renewable annually.
On June 26, 2015, Evercore Partners Services East L.L.C. ("East"), a wholly-owned subsidiary of the Company, increased its line of credit from First Republic Bank to an aggregate principal amount of up to $75,000, to be used for working capital and other corporate activities, including, but not limited to, the repurchase of the Company's stock from time to time. This facility was secured by (i) cash and cash equivalents of East held in a designated account with First Republic Bank, (ii) certain of East's intercompany receivables and (iii) third party accounts receivable of EGL. Drawings under this facility bore interest at the prime rate. The facility was renewed on June 26, 2015 and the maturity date was extended to June 27, 2016. On January 15, 2016, the line of credit from First Republic Bank was decreased to an aggregate principal amount of up to $50,000. In addition, the agreement was modified to impose similar quarterly financial covenants as the Company agreed to in the senior credit facility with Mizuho executed in November 2015, including (i) a Minimum Consolidated Tangible Net Worth, (ii) a Minimum Unencumbered Liquid Asset Ratio and (iii) a Maximum Consolidated Leverage Ratio. On January 27, 2016, East drew down $50,000 on this facility. East repaid and terminated its line of credit with First Republic Bank on June 23, 2016.
On June 24, 2016, East entered into a loan agreement with PNC Bank, National Association ("PNC") for a revolving credit facility in an aggregate principal amount of up to $30,000, to be used for working capital and other corporate activities. This facility is secured by East's accounts receivable and the proceeds therefrom, as well as certain assets of EGL, including certain of EGL's accounts receivable. In addition, the agreement contains certain reporting covenants as well as certain debt covenants that prohibit East and the Company from incurring other indebtedness subject to specified exceptions. Drawings under this facility bear interest at the prime rate. The facility matures on June 23, 2017, subject to an extension agreed to between East and PNC. On February 2, 2017, East drew down $30,000 on this facility.
Tax Receivable Agreements - As of December 31, 2016, the Company estimates the contractual obligations related to the Tax Receivable Agreements to be $186,310. The Company expects to pay to the counterparties to the Tax Receivable

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Agreements $12,201 within one year or less, $24,554 in one to three years, $26,792 in three to five years and $122,763 after five years.
Other Commitments
During the first quarter of 2015, in conjunction with the Company entering into a strategic alliance with Luminis, the Company committed to loan Luminis $5,500. The Company paid Luminis $3,500 pursuant to the loan agreement during the year ended December 31, 2015. In December 2016, the Company gave notice of its intent to exercise its call option to purchase a 19% interest in Luminis. As consideration for this transaction, the Company converted the $3,500 loan issued to Luminis and transferred an additional $2,000 of cash during December 2016. Accordingly, the Company recorded $5,500 in Other Assets on the Company's Consolidated Statement of Financial Condition as of December 31, 2016. This transaction closed on January 1, 2017 and will be accounted for under the equity method of accounting going forward.
In addition, the Company enters into commitments to pay contingent consideration related to certain of its acquisitions. At December 31, 2016, the Company had a remaining commitment for contingent consideration related to its acquisition of Protego in 2006, as well as commitments related to its acquisition of a boutique advisory business in 2014 and its acquisition of Kuna & Co. KG in 2015.
Contingencies
In the normal course of business, from time to time the Company and its affiliates are involved in judicial or regulatory proceedings, arbitration or mediation concerning matters arising in connection with the conduct of its businesses, including contractual and employment matters. In addition, Mexican, United Kingdom, Hong Kong, Singapore, Canadian and United States government agencies and self-regulatory organizations, as well as state securities commissions in the United States, conduct periodic examinations and initiate administrative proceedings regarding the Company's business, including, among other matters, accounting and operational matters, that can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, investment advisor, or its directors, officers or employees. In view of the inherent difficulty of determining whether any loss in connection with such matters is probable and whether the amount of such loss can be reasonably estimated, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, the Company cannot estimate the amount of such loss or range of loss, if any, related to such matters, how or if such matters will be resolved, when they will ultimately be resolved, or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, the Company believes, based on current knowledge and after consultation with counsel, that it is not currently party to any material pending proceedings, individually or in the aggregate, the resolution of which would have a material effect on the Company. Provisions for losses are established in accordance with ASC 450, "Contingencies" when warranted. Once established, such provisions are adjusted when there is more information available or when an event occurs requiring a change.
On September 19, 2016, EGL was named as a defendant in the First Amended and Supplemented Verified Class Action Complaint (the "Complaint"), filed in the Chancery Court of the State of Delaware in a case entitled City of Daytona Beach Police and Fire Pension Fund v. ExamWorks Group, Inc., et al. (C.A. No. 12481-VCL). The Complaint was brought on behalf of a purported class consisting of all ExamWorks common stockholders and purports to assert a claim against EGL for aiding and abetting breaches of fiduciary duties by ExamWorks officers and directors in connection with a merger transaction between ExamWorks and affiliates of Leonard Green & Partners, L.P. that was agreed to on April 26, 2016 and consummated on July 27, 2016. The Complaint seeks certification as a class action and unspecified compensatory damages plus interest and attorneys' fees. EGL intends to vigorously defend the case, and is indemnified for legal expenses (including reasonable attorney's fees) and other liabilities, except in certain cases involving gross negligence, bad faith or willful misconduct.
Note 19 – Regulatory Authorities
EGL is a U.S. registered broker-dealer and is subject to the net capital requirements of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under the Alternative Net Capital Requirement, EGL's minimum net capital requirement is $250. EGL's regulatory net capital as of December 31, 2016 and 2015 was $119,644 and $79,019, respectively, which exceeded the minimum net capital requirement by $119,394 and $78,769, respectively.
On December 31, 2015, the operations of International Strategy & Investment Group L.L.C. were transferred to EGL.
Certain other non-U.S. subsidiaries are subject to various securities and banking regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. These subsidiaries are in excess of their local capital adequacy requirements at December 31, 2016.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

ETC, which is limited to fiduciary activities, is regulated by the Office of the Comptroller of the Currency ("OCC") and is a member bank of the Federal Reserve System. The Company, Evercore LP and ETC are subject to written agreements with the OCC that, among other things, require the Company and Evercore LP to (1) maintain at least $5,000 in Tier 1 capital in ETC (or such other amount as the OCC may require), (2) maintain liquid assets in ETC in an amount at least equal to the greater of $3,500 or 90 days coverage of ETC's operating expenses and (3) provide at least $10,000 of certain collateral held in a segregated account at a third-party depository institution. The collateral is included in Assets Segregated for Bank Regulatory Requirements on the Consolidated Statements of Financial Condition. The Company was in compliance with the aforementioned agreements as of December 31, 2016.
Note 20 – Income Taxes
As a result of the Company's formation and IPO, collectively referred to as the reorganization, the operating business entities of the Company were restructured and a portion of the Company's income is subject to U.S. federal, state, local and foreign income taxes and is taxed at the prevailing corporate tax rates. Taxes Payable as of December 31, 2016 and 2015 were $27,321 and $20,886, respectively.
The following table presents the U.S. and non-U.S. components of Income before income tax expense:

	For the Years Ended December 31,
	2016	2015	2014
U.S.	$204,920	$81,157	$124,747
Non-U.S.	21,911	38,736	30,883
Income before Income Tax Expense (a)	$226,831	$119,893	$155,630

(a)	Net of Noncontrolling Interest.
The components of the provision for income taxes reflected on the Consolidated Statements of Operations for the years ended December 31, 2016, 2015 and 2014 consist of:

	For the Years Ended December 31,
	2016	2015	2014
Current:
Federal	$79,596	$56,064	$33,814
Foreign	10,832	9,798	10,513
State and Local	18,832	14,795	10,114
Total Current	109,260	80,657	54,441
Deferred:
Federal	11,510	(1,196)	15,104
Foreign	(1,439)	659	(3,080)
State and Local	(28)	(3,090)	2,291
Total Deferred	10,043	(3,627)	14,315
Total	$119,303	$77,030	$68,756
A reconciliation between the federal statutory income tax rate and the Company's effective income tax rate for the years ended December 31, 2016, 2015 and 2014 is as follows:

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

	For the Years Ended December 31,
	2016	2015	2014
Reconciliation of Federal Statutory Tax Rates:
U.S. Statutory Tax Rate	35.0%	35.0%	35.0%
Increase Due to State and Local Taxes	4.8%	7.0%	6.0%
Rate Benefits as a Limited Liability Company/Flow Through	(5.9)%	(5.9)%	(4.2)%
Foreign Taxes	0.7%	1.5%	0.4%
Non-Deductible Expenses (1)	9.9%	19.9%	1.1%
Valuation Allowances	—%	—%	0.9%
Other Adjustments	—%	(0.3)%	(0.2)%
Effective Income Tax Rate	44.5%	57.2%	39.0%

(1)	Primarily related to non-deductible share-based compensation expense.
Undistributed earnings of certain foreign subsidiaries totaled approximately $6,531 as of December 31, 2016. Deferred taxes have not been provided on the undistributed earnings of certain foreign subsidiaries, as the Company considers these amounts to be indefinitely reinvested to finance international growth and expansion. As of December 31, 2016, unrecognized net deferred tax liability attributable to those reinvested earnings would have aggregated approximately $1,965. In the event that such amounts were ever remitted, loaned to the Company, or if the stock in the foreign subsidiary was sold, these earnings could become subject to U.S. Federal tax and an income tax provision, if any, would be recognized at that time.
Deferred income taxes are provided for the effects of temporary differences between the tax basis of an asset or liability and its reported amount in the Consolidated Statements of Financial Condition. These temporary differences result in taxable or deductible amounts in future years. Details of the Company's deferred tax assets and liabilities as of December 31, 2016 and 2015 were as follows:

	December 31,
	2016	2015
Deferred Tax Assets:
Depreciation and Amortization	$31,475	$29,498
Compensation and Benefits	54,410	35,120
Step up in tax basis due to the exchange of LP Units for Class A Shares	202,257	215,827
Other	44,065	38,349
Total Deferred Tax Assets	$332,207	$318,794
Deferred Tax Liabilities:
Goodwill, Intangible Assets and Other	$25,273	$19,169
Total Deferred Tax Liabilities	$25,273	$19,169
Net Deferred Tax Assets Before Valuation Allowance	$306,934	$299,625
Valuation Allowance	(1,510)	(1,510)
Net Deferred Tax Assets	$305,424	$298,115
The increase in net deferred tax assets from December 31, 2015 to December 31, 2016 was primarily attributable to a net increase of $19,290 in compensation and benefits, associated with the increased compensation costs of the Long-term Incentive Plan and Deferred Cash Program.
During 2016, the LP holders exchanged for Class A Shares and the Company purchased 537 Class A and Class E LP Units, which resulted in an increase in the tax basis of the tangible and intangible assets of Evercore LP. The exchange of Class E LP Units resulted in a $5,821 step-up in the tax basis of the tangible and intangible assets of Evercore LP and a corresponding increase to Additional Paid-In-Capital on the Company's Consolidated Statement of Financial Condition as of December 31, 2016. Further, the exchange of 26 of such Class A LP Units triggered an additional liability under the tax receivable agreement that was entered into in 2006 between the Company and the LP Unit holders. The agreement provides for a payment to the LP Unit holders of 85% of the cash tax savings (if any), resulting from the increased tax benefits from the exchange and for the Company to retain 15% of such benefits. Accordingly, Deferred Tax Assets, Amounts Due Pursuant to Tax Receivable Agreements and Additional Paid-In-Capital increased $784, $666 and $118, respectively, on the Company's Consolidated

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Statement of Financial Condition as of December 31, 2016. See Note 14 for further discussion. This amount was offset by a $14,354 reduction in deferred tax assets related to the 2016 amortization of the tax basis in the tangible and intangible assets of Evercore LP.
Additionally, the increase in net deferred tax assets from December 31, 2015 to December 31, 2016 was also attributable to an increase of $1,977 related to the depreciation of fixed assets and amortization of intangible assets.
There was a net increase of $6,104 in the deferred tax liabilities from December 31, 2015 to December 31, 2016, primarily related to the increase in the amount of employee cash awards.
The Company reported an increase in deferred tax assets of $688 associated with changes in Unrealized Gain (Loss) on Marketable Securities and an increase of $9,347 associated with changes in Foreign Currency Translation Adjustment Gain (Loss), in Accumulated Other Comprehensive Income (Loss) for the year ended December 31, 2016. The Company reported an increase in deferred tax assets of $455 associated with changes in Unrealized Gain (Loss) on Marketable Securities and an increase of $8,492 associated with changes in Foreign Currency Translation Adjustment Gain (Loss), in Accumulated Other Comprehensive Income (Loss) for the year ended December 31, 2015.
The Company's affiliates generated approximately $5,054 of NYC unincorporated business tax credit carryforwards, which are set to expire in 2017. Management has weighed both the positive and negative evidence and determined that it was appropriate to establish a valuation allowance of $1,510, on the amount of credits that are not expected to be realized.
A reconciliation of the changes in tax positions for the years ended December 31, 2016, 2015 and 2014 is as follows:

	December 31,
	2016	2015	2014
Beginning unrecognized tax benefit	$—	$—	$624
Additions for tax positions of prior years	—	—	276
Reductions for tax positions of prior years	—	—	—
Lapse of Statute of Limitations	—	—	(98)
Decrease due to settlement with Taxing Authority	—	—	(802)
Ending unrecognized tax benefit	$—	$—	$—
The Company classifies interest relating to tax matters and tax penalties as a component of income tax expense in its Consolidated Statements of Operations. Related to the unrecognized tax benefits, the Company did not recognize any interest and penalties during the years ended December 31, 2016 and 2015.
The Company is subject to taxation in the U.S. and various state, local and foreign jurisdictions. The Company and its affiliates are currently under examination by New York City for tax years 2011 through 2014. With a few exceptions, the Company is no longer subject to U.S. federal, state, local or foreign examinations by taxing authorities for years before 2012.
Note 21 – Concentrations of Credit Risk
Financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, foreign government obligations and receivables from clients. The Company has placed substantially all of its Cash and Cash Equivalents in interest-bearing deposits in U.S. commercial banks and U.S. investment banks that meet certain rating and capital requirements. The Company's foreign subsidiaries maintain substantially all of their Cash and Cash Equivalents in interest bearing accounts at large commercial banking institutions domiciled in their respective countries of operation. Concentrations of credit risk are limited due to the quality of the Company's clients.
Credit Risks
The Company maintains its cash and cash equivalents with financial institutions with high credit ratings. At times, the Company may maintain deposits in federally insured financial institutions in excess of federally insured ("FDIC") limits or enter into sweep arrangements where banks will periodically transfer a portion of the Company's excess cash position to a money market fund. However, the Company believes that it is not exposed to significant credit risk due to the financial position of the depository institutions or investment vehicles in which those deposits are held.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

As of December 31, 2016, the Company has securities purchased under agreements to resell of $12,585 for which the Company has received collateral with a fair value of $12,601. Additionally, the Company has securities sold under agreements to repurchase of $31,150, for which the Company has pledged collateral with a fair value of $31,155. The Company has established risk management procedures to monitor the exposure to concentrations of credit from Securities Purchased Under Agreements to Resell. The collateral for the receivables is primarily secured by Mexican government bonds and the Company monitors the collateral pledged under these agreements against their contract value from inception to maturity date.
Accounts Receivable consists primarily of advisory fees and expense reimbursements billed to clients. Receivables are reported net of any allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts to provide coverage for probable losses from customer receivables and derives the estimate through specific identification for the allowance for doubtful accounts and an assessment of the client's creditworthiness. At December 31, 2016 and 2015 total receivables amounted to $230,522 and $175,497, respectively, net of an allowance. The Investment Banking and Investment Management receivables collection periods generally are within 90 days of invoice. The collection period for restructuring transactions and private equity fee receivables may exceed 90 days. The Company recorded bad debt expense of approximately $2,261, $1,314 and $1,027 for the years ended December 31, 2016, 2015 and 2014, respectively.
With respect to the Company's Marketable Securities portfolio, which is comprised of highly-rated corporate and municipal bonds, exchange traded funds, mutual funds and equity securities, the Company manages its credit risk exposure by limiting concentration risk and maintaining investment grade credit quality. As of December 31, 2016, the Company had Marketable Securities of $66,487, of which 60% were corporate and municipal securities, primarily with S&P ratings ranging from AAA to BB+, and 40% were equity securities, exchange traded funds and mutual funds.
Periodically, the Company provides compensation to new and existing employees in the form of loans and/or other cash awards, which include a requirement of either full or partial repayment of these awards based on the terms of their employment agreements with the Company. See Note 17 for further information.
Note 22 – Segment Operating Results
Business Segments – The Company's business results are categorized into the following two segments: Investment Banking and Investment Management. Investment Banking includes providing advice to clients on significant mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes advising third-party investors in the Institutional Asset Management, Wealth Management and Private Equity sectors. On September 30, 2016, the Company deconsolidated the assets and liabilities of its Mexican Private Equity business, which was in the Investment Management segment (see Note 4 for further information). On December 31, 2015, the Company deconsolidated the assets and liabilities of Atalanta Sosnoff, which was in the Investment Management segment, and accounted for its interest as an equity method investment from that date forward. On October 31, 2014, the Company acquired the operating businesses of ISI, which is included in the Investment Banking segment.
The Company's segment information for the years ended December 31, 2016, 2015 and 2014 is prepared using the following methodology:

•	Revenue, expenses and income (loss) from equity method investments directly associated with each segment are included in determining pre-tax income.

•	Expenses not directly associated with specific segments are allocated based on the most relevant measures applicable, including headcount, square footage and other performance and time-based factors.

•
Segment assets are based on those directly associated with each segment, or for certain assets shared across segments; those assets are allocated based on the most relevant measures applicable, including headcount and other factors.

•	Investment gains and losses, interest income and interest expense are allocated between the segments based on the segment in which the underlying asset or liability is held.
Each segment's Operating Expenses include: a) employee compensation and benefits expenses that are incurred directly in support of the segment and b) non-compensation expenses, which include expenses for premises and occupancy, professional fees, travel and entertainment, communications and information services, equipment and indirect support costs (including compensation and other operating expenses related thereto) for administrative services. Such administrative services include, but are not limited to, accounting, tax, legal, facilities management and senior management activities.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Other Expenses include the following:

•
Amortization of LP Units/Interests and Certain Other Awards - Includes amortization costs associated with the vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI and certain other related awards.

•	Other Acquisition Related Compensation Charges - Includes compensation charges in 2015 and 2014 associated with deferred consideration, retention awards and related compensation for Lexicon employees.

•
Special Charges - Includes an expense in 2016 related to an impairment charge associated with the Company's investment in Atalanta Sosnoff. Expenses in 2015 primarily related to an impairment charge associated with the impairment of goodwill in the Company's Institutional Asset Management reporting unit and charges related to the restructuring of the Company's investment in Atalanta Sosnoff, primarily related to the conversion of certain of Atalanta Sosnoff's profits interests held by management to equity interests. Special Charges for 2015 also include separation benefits and costs associated with the termination of certain contracts within the Company's Evercore ISI business, as well as the finalization of a matter associated with the wind-down of the Company's U.S. Private Equity business. Special Charges in 2014 primarily related to separation benefits and certain exit costs related to combining the equities business upon the ISI acquisition during 2014 and a provision recorded in 2014 against contingent consideration due on the 2013 disposition of Pan.

•	Professional Fees - Includes expense associated with share based awards resulting from increases in the share price, which is required upon change in employment status.

•
Acquisition and Transition Costs - Includes costs incurred in connection with acquisitions and other ongoing business development initiatives, primarily comprised of professional fees for legal and other services, as well as the reversal of a provision for certain settlements in 2016 previously established in the fourth quarter of 2015 and costs related to transitioning ISI's infrastructure in 2015.

•	Fair Value of Contingent Consideration - Includes expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions.

•	Intangible Asset and Other Amortization - Includes amortization of intangible assets and other purchase accounting-related amortization associated with certain acquisitions.
The Company evaluates segment results based on net revenues and pre-tax income, both including and excluding the impact of the Other Expenses.
The following information presents each segment's contribution.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

	For the Years Ended December 31,
	2016	2015	2014
Investment Banking
Net Revenues (1)	$1,363,859	$1,130,915	$819,637
Operating Expenses	1,020,327	869,301	632,927
Other Expenses (2)	92,172	108,739	25,109
Operating Income	251,360	152,875	161,601
Income from Equity Method Investments	1,370	978	495
Pre-Tax Income	$252,730	$153,853	$162,096
Identifiable Segment Assets	$1,302,351	$1,097,373	$934,648
Investment Management
Net Revenues (1)	$76,193	$92,358	$96,221
Operating Expenses	57,379	77,231	86,547
Other Expenses (2)	9,000	39,332	328
Operating Income (Loss)	9,814	(24,205)	9,346
Income from Equity Method Investments	5,271	5,072	4,685
Pre-Tax Income (Loss)	$15,085	$(19,133)	$14,031
Identifiable Segment Assets	$359,995	$381,798	$511,908
Total
Net Revenues (1)	$1,440,052	$1,223,273	$915,858
Operating Expenses	1,077,706	946,532	719,474
Other Expenses (2)	101,172	148,071	25,437
Operating Income	261,174	128,670	170,947
Income from Equity Method Investments	6,641	6,050	5,180
Pre-Tax Income	$267,815	$134,720	$176,127
Identifiable Segment Assets	$1,662,346	$1,479,171	$1,446,556

(1)	Net revenues include Other Revenue, net, allocated to the segments as follows:

	For the Years Ended December 31,
	2016	2015	2014
Investment Banking (A)	$(239)	$(2,945)	$(1,722)
Investment Management (B)	386	(2,771)	(2,530)
Total Other Revenue, net	$147	$(5,716)	$(4,252)

(A)
Investment Banking Other Revenue, net, includes interest expense on the Notes Payable, subordinated borrowings and the line of credit of $9,578, $6,041 and $4,470 for the years ended December 31, 2016, 2015 and 2014, respectively.

(B)
Investment Management Other Revenue, net, includes interest expense on the Notes Payable and the line of credit of $670, $3,576 and $3,770 for the years ended December 31, 2016, 2015 and 2014, respectively.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

(2)	Other Expenses are as follows:

	For the Years Ended December 31,
	2016	2015	2014
Investment Banking
Amortization of LP Units / Interests and Certain Other Awards	$80,846	$83,673	$3,399
Other Acquisition Related Compensation Charges	—	1,537	7,939
Special Charges	—	2,151	4,893
Professional Fees	—	—	1,672
Acquisition and Transition Costs	(692)	4,879	4,712
Fair Value of Contingent Consideration	1,107	2,704	—
Intangible Asset and Other Amortization	10,911	13,795	2,494
Total Investment Banking	92,172	108,739	25,109
Investment Management
Special Charges	8,100	38,993	—
Acquisition and Transition Costs	791	11	—
Intangible Asset and Other Amortization	109	328	328
Total Investment Management	9,000	39,332	328
Total Other Expenses	$101,172	$148,071	$25,437
Geographic Information – The Company manages its business based on the profitability of the enterprise as a whole.
The Company's revenues were derived from clients and private equity funds located and managed in the following geographical areas:

	For the Years Ended December 31,
	2016	2015	2014
Net Revenues: (1)
United States	$1,056,796	$900,672	$608,631
Europe and Other	338,285	287,884	248,815
Latin America	44,824	40,433	62,664
Total	$1,439,905	$1,228,989	$920,110
(1) Excludes Other Revenue and Interest Expense.
The Company's total assets are located in the following geographical areas:

	December 31,
	2016	2015
Total Assets:
United States	$1,376,101	$1,135,570
Europe and Other	190,380	221,358
Latin America	95,865	122,243
Total	$1,662,346	$1,479,171

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

Note 23 – Evercore Inc. (Parent Company Only) Financial Statements
EVERCORE INC.
(parent company only)
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2016	2015
ASSETS
Equity Investment in Subsidiary	$598,279	$534,258
Deferred Tax Asset	291,827	287,281
Goodwill	15,236	15,236
TOTAL ASSETS	$905,342	$836,775
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities
Payable to Related Party	$12,201	$11,638
Taxes Payable	21,341	14,761
Other Current Liabilities	2,296	538
Total Current Liabilities	35,838	26,937
Amounts Due Pursuant to Tax Receivable Agreement	174,109	186,036
Long-term Debt - Notes Payable	168,097	119,250
TOTAL LIABILITIES	378,044	332,223
Stockholders' Equity
Common Stock
Class A, par value $0.01 per share (1,000,000,000 shares authorized, 58,292,567 and 55,249,559 issued at December 31, 2016 and 2015, respectively, and 39,190,856 and 39,623,271 outstanding at December 31, 2016 and 2015, respectively)	582	552
Class B, par value $0.01 per share (1,000,000 shares authorized, 24 and 25 issued and outstanding at December 31, 2016 and 2015, respectively)	—	—
Additional Paid-In-Capital	1,368,122	1,210,742
Accumulated Other Comprehensive Income (Loss)	(50,096)	(34,539)
Retained Earnings (Deficit)	20,343	(27,791)
Treasury Stock at Cost (19,101,711 and 15,626,288 shares at December 31, 2016 and 2015, respectively)	(811,653)	(644,412)
TOTAL STOCKHOLDERS' EQUITY	527,298	504,552
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$905,342	$836,775

See notes to parent company only financial statements.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

EVERCORE INC.
(parent company only)
CONDENSED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2016	2015	2014
REVENUES
Interest Income	$8,385	$7,818	$8,341
TOTAL REVENUES	8,385	7,818	8,341
Interest Expense	8,385	7,818	8,341
NET REVENUES	—	—	—
EXPENSES
TOTAL EXPENSES	—	—	—
OPERATING INCOME	—	—	—
Equity in Income of Subsidiary	209,841	103,931	141,612
Provision for Income Taxes	102,313	61,068	54,738
NET INCOME	$107,528	$42,863	$86,874
See notes to parent company only financial statements.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

EVERCORE INC.
(parent company only)
CONDENSED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2016	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$107,528	$42,863	$86,874
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Undistributed Income of Subsidiary	(209,841)	(103,931)	(141,612)
Deferred Taxes	12,453	(1,685)	(15,887)
Accretion on Long-term Debt	180	1,603	2,000
(Increase) Decrease in Operating Assets:
Other Assets	—	3,402	3,255
Increase (Decrease) in Operating Liabilities:
Taxes Payable	6,580	14,761	—
Net Cash Provided by (Used in) Operating Activities	(83,100)	(42,987)	(65,370)
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Subsidiary	84,658	82,703	105,600
Net Cash Provided by Investing Activities	84,658	82,703	105,600
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of Evercore LP Units	—	—	(1,476)
Exercise of Warrants, Net	—	6,416	—
Payment of Notes Payable - Mizuho	(120,000)	—	—
Issuance of Notes Payable	170,000	—	—
Dividends	(51,558)	(46,132)	(38,754)
Net Cash Provided by (Used in) Financing Activities	(1,558)	(39,716)	(40,230)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	—	—
CASH AND CASH EQUIVALENTS—Beginning of Year	—	—	—
CASH AND CASH EQUIVALENTS—End of Year	$—	$—	$—

SUPPLEMENTAL CASH FLOW DISCLOSURE
Dividend Equivalents Issued	$7,836	$6,514	$6,038
Exchange of Notes Payable as Consideration for Exercise of Warrants	$—	$118,347	$—
See notes to parent company only financial statements.

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

EVERCORE INC.
(parent company only)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Note A – Organization
Evercore Inc. (the "Company") was incorporated as a Delaware corporation on July 21, 2005. The Company did not begin meaningful operations until the reorganization discussed below. Pursuant to a reorganization into a holding company structure, the Company became a holding company and its sole asset is a controlling equity interest in Evercore LP. As the sole general partner of Evercore LP, the Company operates and controls all of the business and affairs of Evercore LP and, through Evercore LP and its subsidiaries, continues to conduct the business now conducted by these subsidiaries.
Note B – Significant Accounting Policies
Basis of Presentation. The Statements of Financial Condition, Operations and Cash Flows have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").
Equity in Income of Subsidiary. The Equity in Income of Subsidiary represents the Company's share of income from Evercore LP.
Note C – Stockholders' Equity
The Company is authorized to issue 1,000,000 shares of Class A common stock ("Class A Shares"), par value $0.01 per share, and 1,000 shares of Class B common stock, par value $0.01 per share. All Class A Shares and shares of Class B common stock vote together as a single class. At December 31, 2016, the Company has issued 58,293 Class A Shares. The Company canceled one share of Class B common stock, which was held by a limited partner of Evercore LP during the twelve months ended December 31, 2016. During 2016, the Company purchased 1,087 Class A Shares primarily from employees at values ranging from $44.30 to $70.65 per share primarily for the net settlement of stock-based compensation awards and 2,388 net Class A Shares at market values ranging from $44.59 to $52.74 per share pursuant to the Company's share repurchase program. The result of these purchases was an increase in Treasury Stock of $167,241 on the Company's Statement of Financial Condition as of December 31, 2016. During the year ended December 31, 2016, the Company declared and paid dividends of $1.27 per share, totaling $51,558 which were wholly funded by the Company's sole subsidiary, Evercore LP. Dividends are paid and treasury shares are repurchased by a subsidiary of Evercore Inc.
As discussed in Note 17 to the consolidated financial statements, both the Evercore LP partnership units and restricted stock units are exchangeable into Class A Shares on a one-for-one basis once vested.
Note D – Issuance of Notes Payable
On March 30, 2016, the Company issued an aggregate of $170,000 of senior notes (the "Private Placement Notes"), including: $38,000 aggregate principal amount of its 4.88% Series A senior notes due 2021, $67,000 aggregate principal amount of its 5.23% Series B senior notes due 2023, $48,000 aggregate principal amount of its 5.48% Series C senior notes due 2026 and $17,000 aggregate principal amount of its 5.58% Series D senior notes due 2028, pursuant to a note purchase agreement dated as of March 30, 2016, among the Company and the purchasers party thereto in a private placement exempt from registration under the Securities Act of 1933.
The Company used $120,000 of the net proceeds from the Private Placement Notes to repay outstanding borrowings under the senior credit facility with Mizuho Bank, Ltd. on March 30, 2016 and used the remaining net proceeds for general corporate purposes. See Note 12 to the consolidated financial statements.
Note E – Commitments and Contingencies
As of December 31, 2016, as discussed in Note 12 to the consolidated financial statements, the Company estimates the contractual obligations related to the Private Placement Notes to be $237,019. Pursuant to the Private Placement Notes, we expect to make payments to the notes' holders of $8,937 within one year or less, $17,874 in one to three years, $54,947 in three to five years and $155,261 after five years.
As of December 31, 2016, as discussed in Note 18 to the consolidated financial statements, the Company estimates the contractual obligations related to the Tax Receivable Agreements to be $186,310. The company expects to pay to the

EVERCORE INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars and share / unit amounts in thousands, except per share amounts, unless otherwise noted)

counterparties to the Tax Receivable Agreement $12,201 within one year or less, $24,554 in one to three years, $26,792 in three to five years and $122,763 after five years.

SUPPLEMENTAL FINANCIAL INFORMATION
(dollars in thousands, except per share data)
Consolidated Quarterly Results of Operations (unaudited)
The following represents the Company's unaudited quarterly results for the years ended December 31, 2016 and 2015. These quarterly results were prepared in accordance with U.S. GAAP and reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results.

	For the Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net Revenues	$445,369	$386,314	$350,656	$257,713
Total Expenses	348,010	301,229	288,051	241,588
Income Before Income from Equity Method Investments and Income Taxes	97,359	85,085	62,605	16,125
Income from Equity Method Investments	2,512	1,178	1,664	1,287
Income Before Income Taxes	99,871	86,263	64,269	17,412
Provision for Income Taxes	39,913	38,980	30,676	9,734
Net Income	59,958	47,283	33,593	7,678
Net Income Attributable to Noncontrolling Interest	16,530	12,588	9,506	2,360
Net Income Attributable to Evercore Inc.	$43,428	$34,695	$24,087	$5,318
Net Income Per Share Attributable to Evercore Inc. Common Shareholders
Basic	$1.11	$0.89	$0.61	$0.13
Diluted	$0.98	$0.79	$0.55	$0.12
Dividends Declared Per Share of Class A Common Stock	$0.34	$0.31	$0.31	$0.31

	For the Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Net Revenues	$408,243	$308,951	$268,096	$237,983
Total Expenses	333,580	297,053	236,985	226,985
Income Before Income from Equity Method Investments and Income Taxes	74,663	11,898	31,111	10,998
Income from Equity Method Investments	2,016	929	1,998	1,107
Income Before Income Taxes	76,679	12,827	33,109	12,105
Provision for Income Taxes	46,703	7,392	16,723	6,212
Net Income	29,976	5,435	16,386	5,893
Net Income (Loss) Attributable to Noncontrolling Interest	9,374	(1,762)	5,622	1,593
Net Income Attributable to Evercore Inc.	$20,602	$7,197	$10,764	$4,300
Net Income Per Share Attributable to Evercore Inc. Common Shareholders
Basic	$0.53	$0.20	$0.30	$0.12
Diluted	$0.45	$0.16	$0.26	$0.10
Dividends Declared Per Share of Class A Common Stock	$0.31	$0.28	$0.28	$0.28